Exhibit 10.23

MARINA VILLAGE
INDUSTRIAL GROSS LEASE

THIS LEASE (“Lease”) is made and entered into as of the Effective Date by and between ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership (“Landlord”), and BERKELEY HEARTLAB, INC., a California corporation (“Tenant”).

WITNESSETH

1.             Premises.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord for the term of this Lease and at the rental and upon the conditions set forth below, the Premises (the “Premises”) described in the Basic Lease Information and identified on the drawing attached hereto as Exhibit A.  The Premises are located within the building identified in the Basic Lease Information (the “Building”).  The Building is located within the approximately 200-acre development (the “Project”) commonly known as Marina Village, Alameda, California.  Subject to substantial completion by Landlord of any improvements to the Building or the Premises which Landlord is explicitly required to make under this Lease, Tenant shall accept the Premises in its “as-is” condition as of the date of delivery by Landlord.

2.             Term.  The term of this Lease shall commence and, unless sooner terminated as hereinafter provided, shall end on the dates respectively specified in the Basic Lease Information.  If Landlord permits Tenant to occupy the Premises prior to the date of Term Commencement, such occupancy shall be subject to all the terms of this Lease.  If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the date of term commencement, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, subject to any contrary provisions in any agreement with Landlord covering initial improvement of the Premises, the obligation to pay Base Rent shall be waived for the period between the date of Term Commencement and the time when Landlord can deliver possession.  The date of Term Expiration shall be extended by the number of days of delay in delivery of possession and any additional period required so that it will expire on the last day of a calendar month, and the dates of Term Commencement and Term Expiration dates shall be confirmed in a Verification Memorandum in the form of Exhibit C executed by Landlord and Tenant promptly following delivery of possession.

3.             Rent.

a.             Base Rent.  Tenant shall pay to Landlord as rental the amount specified in the Basic Lease Information as the Base Rent.  The first month’s Base Rent shall be payable upon Tenant’s execution of this Lease and Base Rent shall thereafter be payable in advance on or before the first day of the first (1st) full calendar month following commencement of the term and of each successive calendar month thereafter during the term.  If the term commences on other than the first day of a calendar month any excess payment of Base Rent shall be credited against the last payment of Base Rent otherwise due.

b.             CPI Increase.  Effective as of each anniversary date of the commencement of the term, the Base Rent shall be increased to equal the sum of (i) the Base Rent as specified in the Basic Lease Information, plus (ii) the product obtained by multiplying such amount by the

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percentage increase in the Consumer Price Index measured from the measuring month which is two months preceding the commencement of the term to the measuring month two months preceding the anniversary date in question.  As used herein, the term “Consumer Price Index” (“Consumer Price Index”) shall mean the United States Department of Labor’s Bureau of Labor Statistics Consumer Price Index, All Urban Consumers, All Items, San Francisco-Oakland-San Jose, California (1982-84 equals 100), or the successor of such index.  Tenant shall continue paying the current Base Rent until the increased Base Rent has been calculated.  Upon such calculation, Landlord shall give notice to Tenant of the amount of the new Base Rent which shall be due and payable effective as of the anniversary date and Tenant shall upon the giving of such notice pay Landlord any shortage in Base Rent accruing between the current anniversary date and the date of the notice.

c.             Additional Rent.  Tenant shall pay, as additional rent, all amounts of money required to be paid to Landlord by Tenant under this Lease in addition to monthly rent, whether or not the same be designated “additional rent” (“additional rent”).

d.             Late Charges.  Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent and other amounts due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any loan secured by the Building.  Accordingly, if any installment of Base Rent or any other sums due from Tenant shall not be received by Landlord on the date due, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount.  The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.  Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s event of default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted under this Lease.

e.             Default Rate.  Any amount payable by Tenant to Landlord, if not paid when due, shall bear interest from the date due until paid at the “prime” rate as announced from time to time in the Wall Street Journal for short term commercial loans, plus four percent (4%) per annum, or such lower rate as is the maximum rate permitted by law (the “Default Rate”), provided that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant to the extent such interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any event of default by Tenant.

f.              Payment.  All payments due from Tenant to Landlord under this Lease shall be made to Landlord without deduction or offset in lawful money of the United States of America at the address for payment set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate by notice to Tenant.  Following Landlord’s notice, Tenant shall make all payments of Base Rent and monthly payments of Tenant’s percentage share of increases in Property Taxes and Operating Expenses by federal funds wire transfer as designated by Landlord.

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4.             Taxes and Operating Expenses.

a.             Obligation.  For each calendar year during the term after the year specified in the Basic Lease Information as the Base Year, Tenant shall pay its percentage share, as specified in the Basic Lease Information, of the increase in Property Taxes over Base Property Taxes and its percentage share of the increase in Operating Expenses for such calendar year over Base Operating Expenses.

b.             Definitions.  For the purposes hereof, “Property Taxes” shall mean all real property taxes and assessments or governmentally imposed fees or charges (and any tax, assessment or fee levied wholly or partly in lieu thereof) levied, assessed, confirmed, imposed or which have become a lien against the Building (which for the purposes of defining “Property Taxes” shall include the land underlying the Building).  If the Building is not separately assessed for tax purposes, then the Property Taxes to be paid by Tenant shall be Tenant’s percentage share of the product obtained by multiplying the total of the real property taxes and assessments levied against the tax parcel of which the Building is a part by a fraction, the numerator of which is the rentable area of the Building and the denominator of which is total rentable area of all improvements located within the tax parcel of which the Building is a part. “Operating Expenses” shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building and the Project as allocated to the Building, including, without limitation: (i) all license, permit, and inspection fees; (ii) premiums for insurance; (iii) wages, salaries and related expenses and benefits of all on-site and off-site employees engaged in operation, maintenance and security; (iv) all supplies, materials, and equipment rental; (v) all maintenance, repair, replacement, janitorial, security, and service costs; (vi) management fees or a management cost recovery equal to a market rate management fee; (vii) management office rent or rental equivalent; (viii) professional services fees; (ix) costs incurred which are intended to decrease other Operating Expenses; (x) amortization across the useful life of the cost of capital improvements (together with interest thereon at the rate paid by Landlord or which would have been paid if Landlord had borrowed such funds); (xi) all charges for heat, water, gas, electricity and other utilities used or consumed in the Building and surrounding areas; and (xii) all other operating, management, and other expenses incurred by Landlord in connection with the ownership and operation of the Building including expenses in the nature of other Operating Expenses which are payable with respect to the Building under any reciprocal easement or common area maintenance agreements or declaration or by any owners’ associations affecting the Building. Landlord shall not collect in excess of 100% of all of Landlord’s Operating Expenses and Landlord shall not recover, through Operating Expenses, any item of cost more than once.  Operating Expenses shall not include the cost of repairs or restoration occasioned by a casualty to the extent covered by insurance proceeds made available to Landlord, taxes on Landlord’s income from all sources, expenses incurred in leasing to or procuring of tenants, leasing commissions, legal fees related to other tenants’ leases, advertising expenses, expenses for the renovating of space for new tenants, debt service payments by Landlord except as allowed above, nor any depreciation allowance or expense. Landlord may determine some items of Operating Expenses and Property Taxes on a cash basis and other items on an accrual basis so long as such determination is consistently applied to the same item during all accounting periods.  “Base Property Taxes” shall mean those Property Taxes payable during the fiscal year ending in June of the Base Year, and “Base Operating Expenses” shall mean Operating Expenses incurred by

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Landlord during the Base Year.  Operating Expenses for both the Base Year and each subsequent calendar year shall be adjusted to equal Landlord’s reasonable estimate of Operating Expenses had the total rentable area of the Building been 95% occupied.

c.             Payment.  Tenant shall pay to Landlord each month at the same time and in the same manner as Base Rent, 1/12th of Landlord’s estimate of Tenant’s percentage share of the increase in Property Taxes and Operating Expenses from Base Property Taxes and Base Operating Expenses for the then current calendar year.  Within ninety (90) days after the close of each calendar year, or as soon after such ninety (90) day period as practicable, Landlord shall deliver to Tenant a statement of actual Property Taxes and Operating Expenses for such calendar year.  If on the basis of such statement Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall refund such excess to Tenant.  If on the basis of such statement Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement.  The obligations of Landlord and Tenant under this paragraph with respect to the reconciliation between estimated payments and actual Property Taxes and Operating Expenses for the last year of the term shall survive the end of the Lease.

5.             Other Taxes.  Tenant shall pay or reimburse Landlord within thirty (30) days following its demand for any taxes (other than local, state or federal, personal or corporate income taxes measured by the net income of Landlord from all sources), assessments, excises, levies, business taxes, license, permit, inspection, authorization, service payments in lieu of taxes and any other fees or charges of any kind, which are levied, assessed, confirmed or imposed by any public authority: (a) upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises or leasehold improvements made in or to the Premises at Tenant’s expense; (b) upon or by reason of the development, possession, use or occupancy of the Premises or the parking facilities used by Tenant in connection with the Premises; (c) imposed with respect to the rental payable under this Lease; or (d) upon this transaction or any document to which Tenant is a party.

6.             Use.

a.             Restrictions.  The Premises shall be used and occupied by Tenant for the use set forth in the Basic Lease Information and for no other purpose.  Tenant shall not use or permit the use of the Premises in any manner that exceeds an occupying density of five (5) persons per 1,000 square feet of useable area or a demand for parking in excess of 3.4 automobiles per 1,000 square feet of useable area.  Tenant shall, at Tenant’s expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the term regulating the use by Tenant of the Premises.  Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, or which disturbs other tenants of the Building, nor shall Tenant, its employees, agents or invitees damage the Premises, the Building or any portion of the Project, nor place or maintain any signs on or visible from the exterior of the Premises, or use any corridors, sidewalks or other areas outside of the Premises for storage or any purpose other than access to the Premises.  Tenant shall not conduct any auction at the Premises.  Notwithstanding any other provision of this Lease, Tenant shall not use, keep or permit to be used or kept on the Premises any foul or noxious gas

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or substance, nor shall Tenant do or permit to be done anything in and about the Premises, either in connection with activities under this Lease expressly permitted or otherwise, which would cause an increase in premiums payable under, or a cancellation of, any policy of insurance maintained by Landlord in connection with the Building or the Project or which would violate the terms of any covenants, conditions or restrictions affecting the Building or the land on which it is located.

b.             Hazardous Materials.  Tenant shall strictly comply with all statutes, laws, ordinances, rules, regulations, and precautions now or hereafter mandated or advised by any federal, state, local or other governmental agency with respect to the use, generation, storage, or disposal of hazardous, toxic, or radioactive materials (collectively, “Hazardous Materials”).  As herein used, Hazardous Materials shall include, but not be limited to, those materials identified in Sections 66680 through 66685 of Title 22 of the California Code of Regulations, Division 4, Chapter 30, as amended from time to time, and those substances defined as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “chemicals known to cause cancer or reproductive toxicity,” “radioactive materials,” or other similar designations in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., 33 U.S.C. Section 1251 et seq., 42 U.S.C. Section 300(f) et seq., 42 U.S.C. 7401 et seq., California Health and Safety Code Section 25249.5 et seq., California Water Code Section 13000 et seq., California Health and Safety Code Section 39000 et seq. and any other governmental statutes, ordinances, rules, regulations, and precautions adopted pursuant to the preceding laws or other similar laws, regulations and guidelines now or hereafter in effect. Tenant shall not cause, or allow anyone else to cause, any Hazardous Materials to be used, generated, stored, or disposed of on or about the Premises or the Building other than reasonable quantities of office and cleaning supplies in their retail containers.  Tenant shall defend (with counsel approved by Landlord), indemnify and hold Landlord, its members and its and their officers, directors, employees and agents, any entity having a security interest in the Premises or the Building, and its and their employees and agents (collectively, “Indemnitees”) harmless from and against all liabilities, claims, costs, damages, and depreciation of property value, including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming under Tenant, including, without limitation, the cost of any required or necessary investigation, monitoring, repair, cleanup, or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Lease, as well as penalties, fines and claims for contribution to the full extent that such action is attributable, directly or indirectly, to the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming under Tenant. Neither the consent by Landlord to the use, generation, storage, or disposal of Hazardous Materials nor the strict compliance by Tenant with all statutes, laws, ordinances, rules, regulations, and precautions pertaining to Hazardous Materials shall excuse Tenant from Tenant’s obligation of indemnification set forth above.  Tenant’s obligations unless this Section 6 shall survive the end of this Lease.

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7.             Services.

a.             Services.  Tenant shall pay for all water, sewer, gas, electricity, heat, cooling, energy, telephone, refuse collection, alarm monitoring services, and other utility-type services furnished to Tenant or the premises, together with all related installation or connection charges or deposits.  Wherever it is practical to do so such service shall be separately metered or charged to Tenant by the provider thereof and paid for directly by Tenant.  To the extent any of the foregoing services are provided by Landlord, Tenant shall reimburse Landlord for all actual out-of-pocket costs incurred by Landlord in connection will the provision of such services as billed by the provider thereof based on Landlord’s reasonable estimate of the level of Tenant’s use or consumption of such services.  Landlord shall bill Tenant for such services as incurred and payment shall be made by Tenant within ten (10) days after submittal of Landlord’s statement.

b.             No Landlord Liability.  Landlord shall not be in default under this Lease or be liable to Tenant or those claiming through it for any damages direct, consequential or otherwise, resulting nor shall there be any abatement of amounts payable by Tenant under this Lease, by reason of any interruption or curtailment whatsoever in utility services.

c.             Excess Use.  Whenever heat generating equipment or lighting other than building standard lights are used in the premises by Tenant which affect the temperature otherwise maintained by the air conditioning system, Landlord shall have the right, after notice to Tenant, to install supplementary air conditioning facilities in the premises or otherwise modify the ventilating and air conditioning system serving the Premises, and the cost of such facilities and modifications shall be borne by Tenant, Tenant shall also pay as additional rent the cost of providing all cooling energy to the Premises in excess of that required for normal office use or required during other than Normal Office Hours as well as lighting at other than Normal Office Hours.  If Tenant installs lighting requiring power in excess of that required for normal office use in the Building of if Tenant installs equipment requiring power in excess of that required for normal desk-top office equipment or normal copying equipment, Tenant shall pay for the cost of such excess power as additional rent, together with the cost of installing any additional risers or other facilities that may be necessary to furnish such excess power to the premises.

8.             Maintenance, Repairs and Alterations.

a.             Landlord’s Obligation/Tenant’s Waiver.  Subject to the provisions of Section 10 below, and except for damages caused by Tenant, its agents or invitees, Landlord shall keep in good condition and repair the foundations and exterior walls and roof of the Building and all common areas within the Building not leased to tenants.  Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises or the Building in good order, condition and repair.

b.             Tenant’s Obligations.  Tenant shall, at Tenant’s expense, maintain the interior portion of the Premises including, but not limited to, all plumbing and electrical fixtures and outlets, all computer and telecommunications wiring and outlets, and any interior glass in good condition and repair.  If Tenant falls to do so Landlord may, but shall not be required to, enter the Premises and put them in good condition, and Landlord’s costs thereof as set forth in

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Landlord’s demand to Tenant shall automatically become due and payable as additional rent.  Tenant shall reimburse Landlord within thirty (30) days following its demand for all costs incurred by Landlord, plus an administrative fee of fifteen percent (15%) of such costs, in making alterations to the structural, mechanical, electrical, plumbing or life safety systems of the Building and to the common areas of the Building which may be required under applicable law as a result of Tenant’s particular use of the Premises or alterations made within the Premises by Tenant or by Landlord at the request of Tenant. At the expiration or earlier termination of the term Tenant shall deliver up possession of the Premises in good condition and repair, only ordinary wear and tear excepted, and with only such improvements and alterations as shall have been made with Landlord’s consent which have not been required to be removed by Landlord upon the granting of such consent.  In all events, unless Landlord otherwise elects, upon the expiration or earlier termination of this Lease, Tenant shall cause all telecommunications wiring and devices installed by Tenant to be removed, wherever located in the Building.

c.             Tenant’s Alterations.  Tenant shall not, without Landlord’s prior consent, make any alterations, improvements or additions in or about the Premises.  As a condition to giving such consent, Landlord may require that Tenant remove any such alterations, improvements or additions at the expiration of the term, and to restore the Premises to their prior condition.  Before commencing any work relating to alterations, additions or improvements affecting the Premises, Tenant shall notify Landlord of the expected date of commencement thereof and of the anticipated cost thereof, and shall furnish complete drawings and specifications describing such work as well as such information as shall reasonably be requested by Landlord substantiating Tenant’s ability to pay for such work.  Tenant shall not commence any such work until Landlord has reviewed and consented to the work as described in such drawings and specifications, which consent shall not unreasonably be withheld, conditioned or delayed.  Tenant shall reimburse Landlord within thirty (30) days following its demand for any costs incurred by Landlord in having such drawings and specifications reviewed by its consultants.  Tenant shall give Landlord at least five (5) business days’ notice prior to commencing any of Tenant’s Alterations and Landlord shall then have the right at any time and from time to time to post and maintain on the Premises such notices as Landlord reasonably deems necessary to protect the Premises, the Building and Landlord from mechanics’ liens or any other liens.  In any event, Tenant shall pay when due all claims for labor or materials furnished to or for Tenant at or for use in the Premises.  Tenant shall not permit any mechanics’ liens to be levied against the Premises for any labor or materials furnished to Tenant or claimed to have been furnished to Tenant or to Tenant’s agents or contractors in connection with work performed or claimed to have been performed on the Premises by or at the direction of Tenant.  All alterations, improvements or additions in or about the Premises performed by or on behalf of Tenant shall be done by contractors designated or approved by Landlord, in a first-class, workmanlike manner which does not disturb or interfere with other tenants and is in compliance with all applicable laws, ordinances, regulations and orders of any governmental authority having jurisdiction thereover, as well as the requirements of insurers of the Premises and the Building.  Prior to commencing any such work, if required by Landlord, Tenant shall purchase and thereafter maintain builder’s risk insurance in an amount no less than the value of the completed work of alteration, addition or improvement on an all-risk basis, covering all perils then customarily covered by such insurance.  In addition, prior to the commencement of any such work, if Landlord so requests, Tenant shall furnish to Landlord performance and payments bonds in forms and issued by a surety reasonably acceptable to Landlord in an amount equal to

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the cost of such work of alteration, improvement or addition.  Notwithstanding anything in this Section 8 to the contrary, upon Landlord’s request, Tenant shall remove any contractor, subcontractor or material supplier from the Premises and the Building if the work or presence of such person or entity results in labor disputes in or about the Building or damage to the Premises or the Building.  Upon completion of work performed for Tenant, at Landlord’s request Tenant shall deliver to Landlord evidence of full payment therefor and full and unconditional waivers and releases of liens for all labor, services and/or materials used.  Unless Landlord requires their removal, as set forth above, all alterations, improvements or additions which may be made on the Premises shall, at Landlord’s option, become the property of Landlord and remain upon and be surrendered with the Premises at the termination or expiration of the term; provided, however, that Tenant’s machinery, equipment and trade fixtures, other than any which may be affixed to the Premises so that they cannot be removed without material damage to the Premises, shall remain the property of Tenant and shall be removed by Tenant on or before such time.

9.             Insurance and Indemnity.

a.             Tenant’s Insurance.  Tenant shall obtain and maintain during the term of this Lease commercial general liability insurance with a combined single limit for personal injury and property damage in an amount not less than $2,000,000 each occurrence and $5,000,000 general aggregate, and employer’s liability and workers’ compensation insurance as required by law.  Tenant’s commercial general liability insurance policy shall (i) include coverage for premises and operations liability, products and completed operations liability, broad form property damage, blanket contractual liability and personal and advertising liability; (ii) provide that the insurer has the duty to defend all insureds, and (iii) provide that defense costs do not deplete policy limits.  Such insurance shall also be endorsed to provide that (1) it may not be canceled or altered in such a manner as adversely to affect the coverage afforded thereby without thirty (30) days’ prior written notice to Landlord, (2) Landlord and other entities designated by Landlord are named as additional insureds, (3) the insurer acknowledges acceptance of the mutual waiver of claims by Landlord and Tenant pursuant to paragraph (b) below, and (4) such insurance is primary with respect to Landlord and that any other insurance maintained by Landlord is excess and noncontributing with such insurance. If, in the opinion of Landlord’s insurance adviser, based on an increase in recovered liability claims generally or in amounts of insurance which tenants in similar premises are then being required to maintain, the specified amounts of coverage are no longer adequate, within thirty (30) days following Landlord’s request, such coverage shall be appropriately increased.  Tenant shall also obtain and maintain insurance (“Personal Property Insurance”) covering leasehold improvements paid for by Tenant and Tenant’s personal property and fixtures from time to time in, on, or at the Premises, in an amount not less than one hundred percent(100%) of the full replacement cost, without deduction for depreciation, providing protection against events protected under “All Risk Coverage,” as well as against sprinkler damage, vandalism, and malicious mischief.  Any proceeds from the Personal Property Insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated under an applicable provision herein.  If the Premises are not repaired or restored following damage or destruction in accordance with other provisions of this Lease, Tenant shall assign or pay to Landlord and Landlord shall receive any proceeds from the Personal Property Insurance allocable to Tenant’s leasehold improvements.  Tenant shall obtain and maintain business interruption insurance in an amount not less than the greater of Tenant’s annual gross revenue or an amount adequate to provide for payment of Base Rent

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and other amounts due Landlord under this Lease during a one year interruption of Tenant’s business by fire or other casualty.  Prior to the commencement of the term, Tenant shall deliver to Landlord copies of such policies or, at Landlord’s option, certificates thereof with endorsements, and at least thirty (30) days prior to the expiration of such policy or any renewal thereof, Tenant shall deliver to Landlord replacement or renewal binders, followed by copies of such policies or, at Landlord’s option, certificates within a reasonable time thereafter.  If Tenant fails to obtain such insurance or to furnish Landlord any such duplicate policies or certificates as herein required, Landlord may, at its election, upon notice to Tenant but without any obligation so to do, procure and maintain such coverage and Tenant shall reimburse Landlord on demand as additional rent for any premium so paid by Landlord.  Tenant shall have the right to provide all insurance coverage required herein to be provided by Tenant pursuant to blanket policies so long as such coverage is expressly afforded by such policies for the location which is the Premises.  All insurance shall be written by carriers which are admitted in California and which have a rating by A.M. Best Insurance Service, or its successor, of at least “A/VIII” or equivalent.

b.             Mutual Waiver.  Landlord hereby waives all claims against Tenant, and Tenant’s partners, and its and their officers, directors, partners, members, employees, agents and representatives for loss or damage to the extent that such loss or damage is insured against under any valid and collectable insurance policy insuring Landlord or would have been insured against but for any deductible amount under any such policy, and Tenant waives all claims against Landlord including Landlord’s partners, and its and their officers, directors, partners, members, employees, agents and representatives (collectively, “Landlord’s Parties”) for loss or damage to the extent such loss or damage is insured against under any valid and collectable insurance policy insuring Tenant or required to be maintained by Tenant under this Lease, or would have been insured against but for any deductible amount under any such policy.

c.             Tenant’s Waiver and Indemnity.  As insurance is available to protect it, and as long as such waiver does not violate public policy, Tenant hereby waives all claims against Landlord and Landlord’s Parties for claims, liabilities, damages and expenses arising out of or related to damage to any property or injury to or death of any person in, upon or about the Premises, the Building or the Project arising at any time and from any cause, and Tenant shall hold Landlord and Landlord’s Parties harmless from and defend Landlord and Landlord’s Parties against (i) all claims for damage to any property or injury to or death of any person arising in the Premises or from the use of the Premises by Tenant, except as to Landlord or any of Landlord’s Parties such as is caused by the sole negligence or willful misconduct of Landlord or that of Landlord’s Parties otherwise entitled to indemnification, or (ii) arising from the negligence or willful misconduct of Tenant, its employees, agents or contractors in, upon or about those portions of the Building other than the Premises or the Project. The foregoing indemnity obligation of Tenant shall include attorneys’ fees, investigation costs and all other costs and expenses incurred by Landlord or any of Landlord’s Parties from the first notice that any claim or demand is to be made or may be made.  The provisions of this Section 9 shall survive the expiration or termination of this Lease with respect to any damage, injury or death occurring prior to such time.

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10.           Damage or Destruction.

a.             Insured Loss.  If during the term the Premises are totally or partially destroyed, or any other portion of the Building is damaged in such a way that Tenant’s use of the Premises is materially interfered with, from a risk which is wholly covered by insurance proceeds made available to Landlord for such purpose, Landlord shall proceed with reasonable diligence to repair the damage or destruction and this Lease shall not be terminated; provided, however, that if in the opinion of Landlord’s architect or contractor the work of repair cannot be completed in ninety (90) days following commencement of such repair, Landlord may at its election terminate this Lease by notice given to Tenant within thirty (30) days following the event or such longer period as may reasonably be necessary to obtain information from its architect or contractor.

b.             Uninsured Loss.  If during the term the Premises are totally or partially destroyed, or any other portion of the Building is damaged in such a way that Tenant’s use of the Premises is materially interfered with, from a risk which is not wholly covered by insurance proceeds made available to Landlord for repair or reconstruction, Landlord may at its election by notice to Tenant given within thirty (30) days following the event or such longer period as may reasonably be necessary for Landlord to obtain information from its architect or contractor, either restore the Premises or terminate this Lease.

c.             Abatement of Rent.  In case of destruction or damage which materially interferes with Tenant’s use of the Premises, if this Lease is not terminated as above provided, Base Rent and Tenant’s obligations for payment of Operating Expenses and Property Taxes shall be abated during the period required for the work of repair based upon the degree of interference with Tenant’s use of the Premises.  Except for abatement of rent, Tenant shall have no claim against Landlord for any loss suffered by Tenant due to damage or destruction of the Premises or any work of repair undertaken as herein provided.  Tenant expressly waives the provisions of applicable law which would otherwise provide for termination of a hiring upon destruction of the thing hired, which are superseded by this Section 10.

11.           Eminent Domain.  If all or any part of the Premises shall be taken as a result of the exercise of the power of eminent domain or sold by Landlord under threat thereof, this Lease shall terminate as to the part so taken as of the date of taking or sale and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by notice to the other within thirty (30) days after such date if the portion of the Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant’s use of the balance of the Premises for Tenant’s purposes. In the event of any taking or such sale, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise.  In the event of a partial taking of the Premises which does not result in a termination of this Lease, the monthly rental thereafter to be paid shall be equitably reduced on a pro rata basis based upon relative area.  To the extent permitted by applicable law, Tenant waives any benefit of California Code of Civil Procedure Sections 1265.130 and 1256.150, their successors and any other law that provides a tenant with any abatement or termination rights or the rights to

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receive any condemnation awards by virtue of the power of eminent domain, other than as described above.

12.           Assignment and Subletting.

a.             General Restriction.  Tenant shall not assign this Lease or any interest herein or sublet the Premises or any part thereof, either directly or by operation of law, without the prior consent of Landlord, which consent shall not be unreasonably withheld; Tenant shall not hypothecate this Lease or any interest herein or permit the use of the Premises by any party other than Tenant without the prior consent of Landlord, which consent may be withheld by Landlord in its absolute discretion.  Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease.  In connection with each consent requested by Tenant, Tenant shall submit to Landlord the terms of the proposed transaction, the identity of the parties to the transaction, the proposed documentation for the transaction, current financial statements of any proposed assignee or sublessee and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved therein.  As a further condition to any consent of Landlord, the proposed assignee or sublessee shall agree in writing to perform for the benefit of Landlord all of the Tenant’s obligations under this Lease or, in the case of subletting, so much thereof as are allocable to any portion of the Premises proposed to be sublet.

b.             Bases of Withholding Consent.  Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

(1)           the proposed assignee or sublessee is a governmental agency,

(2)           in Landlord’s reasonable judgment, the use of the Premises would entail any alterations which would lessen the value of the leasehold improvements in the Premises, or would require increased services by Landlord;

(3)           in Landlord’s reasonable judgment, the financial worth of the proposed assignee or sublessee does not meet the credit standards applied by Landlord for other tenants under leases with comparable terms, or the character, reputation or business of the proposed assignee or sublessee is not consistent with the quality of the other tenancies in the Project;

(4)           in Landlord’s reasonable judgment, the proposed assignee or sublessee does not have a good reputation as a tenant of property;

(5)           Landlord has received from any prior lessor to the proposed assignee or subtenant a negative report concerning such prior lessor’s experience with the proposed assignee or subtenant;

(6)           Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant;

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(7)           the use of the Premises by the proposed assignee or subtenant will violate any applicable law, ordinance or regulation;

(8)           the proposed assignee or subtenant is a person with whom Landlord is negotiating to lease space in the Project or is currently a tenant in the Project;

(9)           There is an event of Tenant default under this Lease, or there has been an event of Tenant default under this Lease on more than one occasion during the 12 months preceding the date that Tenant shall request consent; or

(10)         in the case of a subletting of less than the entire Premises, if the subletting would result in the division of the Premises into more than two subparcels or would require access to be provided through space leased or held for lease to another tenant or improvements to be made outside of the Premises.

c.                                       Recapture.  If at any time or from time to time during the term of this Lease Tenant desires to sublet all or any part of the Premises, Tenant shall give notice to Landlord setting forth the terms of the proposed subletting and the space so proposed to be sublet.  Landlord shall have the option, exercisable by notice given to Tenant within thirty (30) days after Tenant’s notice is given, to terminate the Lease as to that portion of the Premises proposed to be sublet, effective as of the date of the proposed subletting.  Landlord may enter into a lease with the proposed subtenant.  If Tenant proposes to assign this Lease, Landlord may, by notice given within thirty (30) days of Tenant’s notice, elect to terminate this Lease as of the date of the proposed assignment.  If Landlord so terminates this Lease, Landlord may, if it elects, enter into a new lease covering the Premises or a portion thereof with the intended assignee or subtenant on such terms as Landlord and such person may agree, or enter into a new lease covering the Premises or a portion thereof with any other person; in such event, Tenant shall not be entitled to any portion of the profit, if any, which Landlord may realize on account of such termination and reletting.  Landlord’s exercise of its aforesaid option shall not be construed to impose any liability upon Landlord with respect to any real estate brokerage commission(s) or any other costs or expenses incurred by Tenant in connection with its proposed subletting or assignment.  If Landlord does not exercise its options to terminate this Lease or sublet the Premises, Tenant shall be free to sublet such space to any third party on the same terms set forth in the notice given to Landlord, subject to obtaining Landlord’s prior consent as hereinabove provided.

As used in this Section 12, the term “assign” or “assignment” shall include, without limitation, any sale, transfer or other disposition of all or any portion of Tenant’s estate under this Lease, whether voluntary or involuntary, and whether by operation of law or otherwise including any of the following:

(1)           If Tenant is a corporation or a limited liability company: (A) any dissolution, merger, consolidation or other reorganization of Tenant, or (B) a sale of more than 50% of the value of the assets of Tenant, or (C) if Tenant is a corporation with fewer than 500 shareholders or a limited

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liability company, sale or other transfer of a controlling percentage of the capital stock or the managing members’ interests in Tenant, of (D) the transfer of a majority beneficial interest in Tenant.  The phrase “controlling percentage” means the ownership of, and the right to vote, stock possessing at least fifty percent (50%) of the total combined voting power of all classes of Tenant’s stock issued, outstanding and permitted to vote for the election of directors, or at least fifty percent (50%) of the voting right of the managing members’ interests;

(2)           If Tenant is a trust, the transfer of more than fifty percent (50%) of the beneficial interest of Tenant, or the dissolution of the trust;

(3)           If Tenant is a partnership or joint venture, the withdrawal, or the transfer of the interest of any general partner or joint venturer or the dissolution of the partnership or joint venture; or

(4)           If Tenant is composed of tenants-in-common, the transfer of interest of any co-tenants, or the partition or dissolution of the co-tenancy.

d.             Assignment or Subletting by Sublessee.  No sublessee shall have a right further to sublet, and any assignment by a sublessee of its sublease shall be subject to Landlord’s prior consent in the same manner as if Tenant were entering into a new sublease.

e.             Sharing of Assignment Consideration.  In the case of an assignment, all sums or other economic consideration received by Tenant as compensation for such assignment shall be paid to Landlord after first deducting the cost of any real estate commissions incurred in connection with such assignment.  In the event such consideration is received by Tenant in installments, the portion of each installment to be paid to Landlord shall be determined by subtracting from the installment an amount equal to the total amount of the foregoing permitted deductions divided by the total number of installments.

f.              Sharing of Subletting Consideration.  In the case of a subletting, all sums or economic consideration received by Tenant as a result of such subletting shall be paid to Landlord after first deducting (i) the rental due under this Lease, prorated to reflect only rental allocable to the sublet portion of the Premises, and (ii) the cost of any real estate commissions incurred in connection with such subletting, amortized over the term of the sublease.

g.             Effect of Assignment or Subletting.  Regardless of Landlord’s consent, no subletting or assignment shall release Tenant of Tenant’s obligations or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant under this Lease.  The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof.  Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.  If there is an event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor.  Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of

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Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

h.             Reimbursement of Landlord’s Costs.  If Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act that Tenant proposes to do, then Tenant shall pay Landlord’s reasonable attorneys’ fees incurred in connection therewith.

i.              No Merger.  The voluntary or other surrender of this Lease by Tenant, the mutual cancellation thereof or the termination of this Lease by Landlord as a result of an event of default by Tenant shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

13.           Default by Tenant.

a.                                       Any of the following events shall constitute events of default under this Lease:

(1)           Tenant’s failure to pay any Base Rent or other sum payable under this Lease when due;

(2)           the bankruptcy or insolvency of Tenant, any transfer by Tenant in fraud of creditors, assignment by Tenant for the benefit of creditors, or the commencement of any proceedings of any kind by or against Tenant under any provision of Title 11 of the United States Code, or its successor (the “Bankruptcy Code”) or under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are such proceedings are dismissed within 60 days thereafter; the appointment of a receiver for a substantial part of the assets of Tenant; or the levy upon this Lease or any estate of Tenant under this Lease by any attachment or execution;

(3)           the abandonment of the Premises; or

(4)           Tenant’s failure to perform any of the other terms, covenants, agreements or conditions contained herein (other than Tenant’s breach of paragraph 12(a) or Section 17 as to which no cure period shall apply) and, if the default is curable, the continuation of such default for a period of thirty (30) days after notice by Landlord or beyond the time reasonably necessary for cure if the default is of the nature to require more than thirty (30) days to remedy, but in any event, within sixty (60) days following Landlord’s notice, provided that if Tenant has defaulted in the performance of the same obligation more than one time in any twelve-month period and notice of such default has been given by Landlord in such instance, no cure period shall thereafter be applicable under this Lease.

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b.             Landlord’s Remedies.  Upon the occurrence of any event of default by Tenant under this Lease, Landlord may, at its option and without any further notice or demand, in addition any other rights and remedies given under this Lease or by law, do any of the following:

(1)           Landlord shall have the right, so long as such event of default continues, to give notice of termination to Tenant, and on the date specified in such notice this Lease shall terminate.

(2)           In the event of any such termination of this Lease, Landlord may then or at any time thereafter, reenter the Premises and remove therefrom all persons and property and again repossess and enjoy the Premises, without prejudice to any other remedies that Landlord may have by reason of Tenant’s default or of such termination.

(3)           In the event of any such termination of this Lease, and in addition to any other rights and remedies Landlord may have, Landlord shall have all of the rights and remedies of a landlord provided by Section 1951.2 of the California Civil Code.  The amount of damages which Landlord may recover in event of such termination shall include, without limitation, (i) the worth at the time of award (computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the unpaid Base Rent for balance of the term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided, (ii) all legal expenses and other related costs incurred by Landlord following Tenant’s event of default, (iii) all costs incurred by Landlord in restoring the Premises to good order and condition, or in remodeling, renovating or otherwise preparing the Premises for reletting, and (iv) all costs (including, without limitation, any brokerage commissions) incurred by Landlord in reletting the Premises.

(4)           Landlord shall also have the remedy described in California Civil Code Section 1951.4 (lessor may continue the lease in effect after lessee’s breach and abandonment and recover Base Rent and additional rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations).

(5)           For the purpose of determining the unpaid Base Rent in the event of a termination of this Lease, or the Base Rent due under this Lease in the event of a reletting of the Premises, the monthly Base Rent reserved in this Lease shall be deemed to be the sum of the Base Rent due under Section 3 above and the amounts last payable by Tenant pursuant to Section 4 above and any “free rent” or Base Rent and additional rent waived or abated by Landlord as an inducement for Tenant to enter into this Lease.

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(6)           Landlord’s acceptance of payment from Tenant of less than the amount of Base Rent then due shall not constitute a waiver of any rights of Landlord or Tenant including, without limitation, any right of Landlord to recover possession of the Premises.

(7)           After terminating this Lease, Landlord may remove any and all personal property located in the Premises and place such property in a public or private warehouse or elsewhere at the sole cost and expense of Tenant.

c.             Continuation of the Lease in Effect.  Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rental as it becomes due under this Lease.  Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease, shall not constitute a termination of Tenant’s right to possession.

d.             Waiver of Reinstatement.  Tenant hereby waives all rights under California Code of Civil Procedure Section 1179 and California Civil Code Section 3275 providing for relief from forfeiture, and any other right now or hereafter existing to redeem the Premises or reinstate this Lease after termination pursuant to this Section 13 or by order or judgment of any court or by any legal process.

e.             Waiver of Jury Trial.  Landlord and Tenant shall not seek jury trial and hereby waive trial by jury and any objection to venue in the county in which the Building is located and consents to personal jurisdiction of the courts of the state in which the Building is located in any action, proceeding or counterclaim brought by either of the parties hereby against the other on any matters not relating to personal injury or property damage but otherwise arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim or injury or damage, of the enforcement of any remedy under any stature, whether any of the foregoing is based upon this Lease or law.

f.              Non-Exclusive Remedies.  The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity, by statute or otherwise.

14.           Landlord’s Right to Cure Default.  If Tenant shall fail to pay any sum of money, other than rental, required to be paid by it under this Lease or shall fail to perform any other act on its part to be performed under this Lease and such failure shall continue for thirty (30) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent under this Lease and shall be payable to Landlord on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of rental.

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15.           Default by Landlord.  Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord under this Lease within a reasonable time, but in no event later than thirty (30) days after notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30 day period and thereafter diligently prosecutes the same to completion.

16.           Security Deposit.  On execution of this Lease Tenant shall deliver to Landlord the sum specified in the Basic Lease Information (the “Deposit”).  The Deposit shall be held by Landlord as security for the performance by Tenant of all of the provisions of this Lease.  Following an event of default by Tenant under this Lease, Landlord may use, apply or retain all or any portion of the Deposit for the payment of any rent or other charge in default, or the payment of any other sum to which Landlord may become obligated by Tenant’s default, or to compensate Landlord for any expense, loss or damage which Landlord may suffer thereby.  If Landlord so uses or applies all or any portion of the Deposit, then within ten (10) days after demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the Deposit to the full amount thereof, and Tenant’s failure to do so shall be a material breach of this Lease.  Landlord shall not be required to keep the Deposit separate from its general accounts.  If Tenant performs all of Tenant’s obligations under this Lease, the Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest for its use, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest under this Lease) at the expiration of the term hereof, and after Tenant has vacated the Premises.  No trust relationship is created herein between Landlord and Tenant with respect to the Deposit.  Tenant waives the provisions of California Civil Code Section 1950.7, and all other present and future laws which restrict the amount or types of claim that a landlord may make upon a security deposit or imposes upon a landlord or a successor any obligation with respect to the handling or return of security deposits.

17.          Estoppel Certificate.

a.             Tenant’s Estoppel Certificate.  Tenant shall at any time within ten (10) days following request from Landlord execute, acknowledge and deliver to Landlord a statement certifying (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (ii) the date to which the rent, the Deposit, and other sums payable under this Lease have been paid, (iii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord under this Lease, or specifying such defaults, if any, which are claimed, and (iv) such other matters as may reasonably be requested by Landlord. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Building.

b.             Reliance and Failure to Deliver.  Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Building.  Tenant’s failure to deliver such statement within such time shall be deemed Tenant’s confirmation that: (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord’s performance, and (iii) not more than one month’s Base Rent has been paid in advance.

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c.             Tenant’s Financial Statements.  Tenant shall deliver to Landlord within ten (10) days following Landlord’s request, complete and accurate financial statements of Tenant covering a period ending not more than 120 days prior to Landlord’s request.  Such statements shall be prepared in accordance with generally accepted accounting principles, to the extent applicable to Tenant’s business, consistently applied, and shall be certified as accurate and complete by an independent certified public accountant.  All such financial statements shall be received by Landlord in confidence and may only be disclosed by Landlord to its current and/or prospective lenders and/or purchasers who shall also be instructed to maintain such information in confidence.

18.           Relocation.  Landlord shall have the right to relocate the Premises to other space in the Building designated by Landlord, provided that such other space is of equal or larger size than the Premises and the Base Rent shall be at the same per square foot rate in effect under this Lease at the time of relocation with the same increases, if any, for the remainder of the initial Term (the per square foot rate is determined by dividing the annual amount(s) of Base Rent then in effect or to be in effect, as set forth in Paragraph 3(a) by the rentable square footage of the existing Premises). Landlord shall pay all reasonable out-of-pocket expenses of any such relocation, including the expenses of moving and reconstruction of all Tenant furnished and Landlord furnished improvements.  In the event of such relocation, this Lease shall continue in full force and effect without any change in the terms or other conditions, but with the new location substituted for the old location as described in a new Exhibit A under an amendment of this Lease.

19.           Subordination, Amendment for Lender.

a.             Subordination.  This Lease, at Landlord’s option, shall be subordinate to any ground lease, first mortgage, first deed of trust, or any other hypothecation for security now or hereafter placed upon the Building and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof.  Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed if Tenant has not committed any events of default and so long as there shall not be an event of default of Tenant, unless this Lease is otherwise terminated pursuant to its terms.  If any mortgagee, deed of trust beneficiary, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior to or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.  If any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; if any ground lease to which this Lease is subordinate is terminated, Tenant shall attorn to the ground lessor.  Promptly following the request of any such purchaser, grantee, or ground lessor, Tenant shall execute and deliver a new lease, in the form of this Lease, with such requesting party as the Landlord.  Within ten (10) days following Landlord’s request or the request of any such mortgagee, beneficiary or ground lessor, Tenant shall execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, or to evidence such attornment.

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b.             Landlord Defaults.  Tenant shall give any holder of a first mortgage or deed of trust placed upon the Building (“Holder”), in compliance with the notice provisions of this Lease, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such Holder.  If Landlord shall have failed to cure such default within thirty (30) or such longer period of time as Landlord shall have the right to cure the default under the Lease, Holder shall have the right, but not the duty, to cure such default within an additional thirty (30) day period or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default, including the time necessary to foreclose or otherwise terminate its first mortgage or deed of trust if necessary to effectuate such cure.

c.             Modification for Lender.  Within ten (10) days of Landlord’s request therefor, Tenant shall execute and deliver such amendments of this Lease as shall have been required by Landlord’s lender in connection with the making of a loan to be secured by the Property, provided such amendment does not increase the obligations of Tenant under this Lease or materially and adversely affect Tenant’s leasehold interest.

20.           Attorneys’ Fees.  If either party commences an action or proceeding against the other party arising out of or in connection with this Lease, or institutes any proceeding in a bankruptcy or similar court which has jurisdiction over the other party or any or all of its property or assets, the prevailing party in such action or proceeding and in any appeal in connection therewith shall be entitled to have and recover from the unsuccessful party reasonable attorneys’ fees, court costs, expenses and other costs of investigation and preparation. If such prevailing party recovers a judgment in any such action, proceeding, or appeal, such attorneys’ fees, court costs and expenses shall be included in and as a part of such judgment.  In addition to the foregoing, Tenant shall pay Landlord within thirty (30) days following its demand all fees, expenses and damages, including, without limitation, attorneys’ fees and paralegal and other professional fees and expenses, including expert witness or appraisal fees and expenses, that Landlord incurs in connection with protecting its interests in any bankruptcy or insolvency proceeding involving Tenant including, without limitation, any proceeding under the Bankruptcy Code, by exercising and advocating rights under Section 365 of the Bankruptcy Code; by proposing a plan of reorganization and objecting to competing plans; and by filing motions for relief from stay.

21.           Notices.  All notices, consents, demands and other communications from one party to the other given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been fully given when deposited in the United States mail, certified or registered, postage prepaid, or delivered to a generally recognized overnight courier service, charges prepaid, and addressed as follows: to Tenant at the address specified in the Basic Lease Information or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address specified in the Basic Lease Information, or to such other place and with such other copies as Landlord may from time to time designate in a notice to Tenant; or, in the case of Tenant, delivered to Tenant at the Premises. In addition, such communications shall be deemed given when transmitted to a party by electronic facsimile, with confirmation of receipt, to the telephone number specified in the Basic Lease Information, as it may be changed by notice.

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22.           General Provisions.

a.             Governing Law.  This Lease shall be governed by and construed in accordance with the laws of the State of California.

b.             Severability.  The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

c.             Prior Agreements.  This Lease contains all agreements of the parties with respect to any matter mentioned herein and supersedes any verbal and any prior written understanding, conditions, representations, agreements or covenants, and may be modified in writing only, signed by the parties.

d.             No Waiver.  No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision or of any subsequent breach by Tenant of the same or any other provision.  Landlord’s consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act by Tenant.  The acceptance of Base Rent, additional rent or any partial payment under this Lease by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular base Rent or additional rent accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such payment.

e.             Holding Over.  If Tenant remains in possession of the Premises or any part thereof after the expiration of the term, such occupancy shall be a tenancy from month to month at a rental in the amount of two hundred percent (200%) of the last month’s Base Rent and Tenant’s monthly obligation regarding Operating Expenses and Property Taxes during the term plus all other charges payable under this Lease, and upon all of the other terms of this Lease.  Tenant shall also defend and indemnify Landlord from all loss, liabilities, damages and costs, including consequential damages and attorneys’ fees, incurred by Landlord and resulting from Tenant’s failure to surrender possession of the Premises to Landlord when and as required under this Lease.  The provisions of this Section shall survive the expiration or earlier termination of this Lease.

f.              Successors and Assigns.  Subject to the provisions of this Lease restricting assignment or subletting by Tenant, this Lease shall bind the parties, their personal representatives, successors and assigns.

g.             Landlord’s Entry.  Landlord and Landlord’s agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers or lenders, and making such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may deem necessary or desirable.  Landlord may at any time during the last one hundred twenty (120) days of the term place on or about the Premises any ordinary “For Lease” sign.

h.             Authority.  If Tenant is a corporation, limited liability company or other entity, each individual executing this Lease on behalf of Tenant represents and warrants that he

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or she is duly authorized to execute and deliver this Lease on behalf of the entity and that this Lease is binding upon the entity in accordance with its terms.

i.              Landlord Liable.  The term “Landlord” as used in this Lease means the then owner of the Building and in the event of a sale of the Building the selling owner shall be automatically relieved of all obligations of Landlord under this Lease, except for acts or omissions of Landlord theretofore occurring.

j.              Brokers.  Tenant warrants that it has had no dealings with any real estate broker or agent other than the Broker(s) identified in the Basic Lease Information in connection with the Premises or this Lease.  Tenant shall indemnify Landlord and hold it harmless from and against all claims, demands, costs or liabilities (including, without limitation, attorneys’ fees) asserted by any party other than such Broker(s) based upon dealings of that party with Tenant in connection with the Premises or this Lease.

k.             Non-Discrimination.  Tenant covenants for itself, its heirs, executors, personal representatives, administrators, and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon it subject to the condition that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, religion, sex, sexual orientation, marital status, national origin, or ancestry in the leasing, subleasing, transferring, use, occupancy, tenure, or enjoyment of the premises herein leased nor shall the Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use, or occupancy of tenants, subtenants, or vendees in the Premises.

l.              Confidentiality.  Subject to obligations, if any, under applicable Laws to disclose information to third parties, the terms of this Lease and any other confidential or financial nonpublic information that is disclosed in connection with the negotiation and performance of this Lease shall be confidential and constitute proprietary information of Landlord and Tenant.  Neither party, nor its respective owners, shareholders, partners, officers, directors, employees, agents or attorneys, shall disclose the terms and conditions of this Lease to any other person without the prior written consent of the other party hereto, except that (i) Landlord may disclose the terms hereof to its appraisers, consultants, insurers, and lenders, and (ii) either party may disclose the terms hereof to its shareholders, partners, officers, directors, employees, attorneys, independent accountants, to persons who would receive the party’s financial statements in the ordinary course of business, to any prospective transferee of all or any portion of its interests under this Lease, to any lender or prospective lender of such prospective transferee, to any governmental entity, agency or person to whom disclosure is required by applicable law or ordered by a court of competent jurisdiction, and in connection with any action brought to enforce the terms of this Lease. Any party disclosing any material information about this Lease shall require the recipient of the information to keep it confidential.  Any failure to keep the information confidential as required by this provision may be equitably enforced by Landlord or Tenant, as the case may be, and any such equitable remedies shall be the sole remedies available to the aggrieved party.

23.           Exhibits.  The exhibits, if any, specified in the Basic Lease Information are attached to this Lease and by this reference made a part hereof.

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IN WITNESS WHEREOF, the parties have executed this Lease as of the date first set forth above.

TENANT:	LANDLORD:

BERKELEY HEARTLAB, INC., a California corporation	ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership

	By:	Vintage Alameda Investments, LP,
By:		a California limited partnership,
its operating general partner
Name:
		By:	Vintage Properties-Alameda Commercial
Title:			a California corporation,
its managing general partner

By:
Joseph R. Seiger
President

22

EXHIBIT A

OUTLINE OF THE PREMISES

OUTLINE OF PREMISES
25,615 S.F. USEABLE
EXPANSION PREMISES
3,039 S.F. USEABLE
974 S.F. USEABLE
3,086 S.F. USEABLE
3,400 S.F. USEABLE
3,818 S.F. USEABLE
ELECT.

CORE-RENTABLE

CORE-NONRENTABLE

CORRIDORS

BUILDING TOTAL

GROSS AREA:	40,003 S.F.
CORE NON-RENTABLE:	0 S.F.
CORE RENTABLE:	203 S.F.
CORRIDORS:	0 S.F.
USEABLE:	39,800 S.F.
RENTABLE:	40,003 S.F.
LOAD FACTOR:	1.005

MARINA VILLAGE

950 ATLANTIC AVE.

BLD'G L

BURNS NETTLE

A-1

MARINA VILLAGE

EXHIBIT B

INITIAL IMPROVEMENT OF THE PREMISES

THIS EXHIBIT B is incorporated into that certain MARINA VILLAGE OFFICE LEASE (the “Lease”) by and between ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership (“Landlord”), and BERKELEY HEARTLAB, INC., a California corporation (“Tenant”).  All of the defined terms as used in the Lease shall have the same meanings herein.

1.             Tenant Improvements.

Landlord, through its general contractor, shall furnish and install within the Premises substantially in accordance with the Construction Documents (as defined below) finally approved by Landlord, partitions, doors, lighting fixtures, acoustical ceilings, window coverings, electrical outlets, telephone outlets, plumbing, heating, ventilating and air conditioning, fire sprinklers, including fire/life safety upgrades (Title 24), restrooms, including ADA upgrades, refurbishing and installing lab benches and cubicles to be described on Exhibit E, demolition, build out of lab rooms (R&D and wet lab) and other items of general construction (the “Tenant Improvements”).  The quantities, character and manner of installation of all of the Tenant Improvements shall be subject to the limitations imposed by any applicable laws and governmental regulations.

2.             Allocation of Cost.

Landlord shall pay up to $402,620.00 (the “Tenant Improvement Allowance”) of the cost of the Tenant Improvements (based upon $20 per rentable square foot).  Tenant shall bear the cost of all Tenant Improvements, permits and professional services in excess of the Tenant Improvement Allowance.  Landlord shall pay a share of each progress billing from its general contractor (which shall reflect a retention of 10%) determined by multiplying the amount of such billing by a fraction, the numerator of which is the Tenant Improvement Allowance, and the denominator of which is the estimated construction cost of all Tenant Improvements, including the costs of professional services and permits.  Tenant shall not be responsible either as an Operating Expense under paragraph 4 of the Lease or as a charge against the Tenant Improvement Allowance, for any expenses incurred by Landlord relating to Landlord’s obligations under paragraphs 1 or 2 above.  Tenant shall, however, be responsible for the cost of any Tenant Improvements that exceed the Tenant Improvement Allowance.  If the cost of the Tenant Improvements is less than the Tenant Improvement Allowance, then, at any time during the first year of the term of the Lease, provided Tenant is not then in default under the Lease, Landlord shall reimburse Tenant for the cost of any Tenant’s Work (as defined below) up to an amount equal to the difference between the Tenant Improvement Allowance and the actual cost of the Tenant Improvements within fifteen (15) days following Tenant’s request accompanied by appropriate invoices, proof of payment and lien releases, if any. Landlord’s contractor shall be required to obtain three (3) bids from its licensed

B-1

subcontractors to insure fair pricing for Tenant Improvements and submit such bids to Tenant for review.

3.             Payment of Tenant’s Cost.

Tenant shall pay to Landlord all amounts due under the terms of this Exhibit within ten (10) days after billing by Landlord, supported by appropriate documentation of the amounts requested completion and acceptance.  Landlord shall not be obligated to continue installation of the Tenant Improvements if Tenant does not pay its share of the cost of the Tenant Improvements to Landlord when due.  If Tenant does not make timely payment to Landlord, Landlord may, but shall not be obligated to, advance Landlord’s funds to pay Tenant’s share of the cost of the Tenant’s Improvements and any funds so advanced shall be payable to Landlord upon demand as additional rent and shall bear interest as provided in the Lease.

4.             Drawings and Specifications.

a.                                       Tenant, through its architects and engineers or the Landlord’s architect and engineer, Burns & Nettle, shall furnish drawings and specifications required for the pricing and construction of the Tenant Improvements (the “Construction  Documents”).  Such pricing shall not include any previous costs associated with work performed and associated with the space plan.

b.                                      The Construction Documents shall describe works of improvement which comply with all applicable laws, regulations and governmental interpretations thereof.  The Construction Documents shall be subject to Landlord’s approval, which shall not unreasonably be withheld.

c.                                       Upon completion of the Construction Documents and approval by Landlord, Landlord shall obtain and submit to Tenant a quotation of the cost of the Tenant Improvements from Landlord’s contractor.  Tenant shall have the right to review all pricing information obtained by Landlord.  If the quotation is not greater than one hundred percent (100%) of the Tenant Improvement Allowance, then the quotation shall be deemed approved by Tenant after three (3) business days.  If the quotation is greater than one hundred percent (100%) of the Tenant Improvement Allowance, Tenant shall approve or disapprove such estimate within the time provided in paragraph 7 below.  If disapproved, within five (5) business days following disapproval Tenant shall provide Landlord with revisions of the Construction Documents approved by Landlord and adequate to permit repricing of the Tenant Improvements.  This process of revision and repricing shall continue for a maximum of two (2) times at which time the cost of the Tenant Improvements shall be deemed approved by Tenant.

5.             Changes to Tenant Improvements.

Tenant shall bear the cost of any changes in the Tenant Improvements which would cause the cost of the Tenant Improvements to exceed the Tenant Improvement Allowance, together with a fee for Landlord’s construction administration in an amount not to exceed

B-2

fifteen percent (15%) of the cost of such changes.  In the event Landlord or its general contractor is instructed to proceed with such changes without approval of such cost by Tenant, the amount thereof shall be as determined by Landlord upon completion of the Tenant Improvements, subject only to Landlord’s furnishing to Tenant appropriate backup information from Landlord’s general contractor concerning increased costs and construction delays.

6.             Tenant’s Work.

a.                                       Any items or work beyond the scope of the Tenant Improvements for which Tenant contracts separately (hereinafter “Tenant’s Work”), shall be subject to Landlord’s and its contractor’s policies and schedules and shall be conducted in such a way as not to hinder, cause any disharmony with or delay Landlord’s completion of the Tenant Improvements.  To this end, Tenant’s Work shall conform with a schedule determined by Landlord’s contractor and no work shall be done by Tenant which would cause Landlord’s contractor to be dependent upon such work for completion of Landlord’s contractor’s work.  Upon Landlord’s request, Tenant shall remove any contractor, subcontractor or material supplier from the Premises and the Building if the work or the presence of such person or entity results in labor disputes in or about the Building or damage to the Premises or the Building.  In no event shall work involving the roof, sprinkler, plumbing, mechanical, electrical or life safety systems of the Building be performed by other than Landlord’s approved subcontractors.

b.                                      Not less than ten (10) business days prior to the date Tenant desires to commence Tenant’s Work, it shall give a written request to Landlord setting forth or accompanied by all of the following:

(1)           A description and schedule for the work to be performed;

(2)           The names and addresses of all contractors, subcontractors and material suppliers who will perform Tenant’s Work,

(3)           The approximate number of individuals, itemized by trade, who will be present in the Premises;

(4)           Copies of all drawings and specifications pertaining to that portion of Tenant’s Work, and or computer disk using Autocad 12;

(5)           Copies of all licenses and permits which may be required in connection with the performance of Tenant’s Work;

(6)           Certificates of insurance indicating compliance with the insurance requirements set forth in the Lease; and

(7)           Performance and labor and materials payments bonds in an amount not less than Landlord’s reasonable estimate of the total cost of such Tenant’s

B-3

Work; and, at Landlord’s request, evidence of the availability of funds sufficient to pay for all Tenant’s Work.

For those portions of Tenant’s Work consisting of work station installation and phone and data cabling, Tenant shall not be required to submit the items described in subparagraphs 6(b)(3), (4) and (7) above.

All of the foregoing shall be subject to Landlord’s approval, which approval shall not unreasonably be withheld.

c.                                       Tenant shall be responsible for any hoisting charges incurred in connection with Tenant’s Work and for any expenses incurred by Landlord due to inadequate cleanup by those performing Tenant’s Work.

d.                                      If, in Landlord’s opinion, any supplier, contractor or worker performing Tenant’s Work hinders or delays, directly or indirectly, completion of the Tenant Improvements by Landlord’s contractor or performs any work which may or does impair the quality, integrity or performance of any portion of the building, Landlord may give notice to Tenant and immediately thereafter, Tenant shall cause such supplier, contractor or worker immediately to remove all of its tools, equipment and materials and to cease working in the building. As additional rent under the Lease, Tenant shall reimburse Landlord for any repairs or corrections of the improvements constituting the Premises or the cost of any delays caused by or resulting from the actions or omissions of anyone performing Tenant’s Work.

7.             Progress Schedule for Tenant Improvements.

Landlord shall use reasonable efforts to cause its contractor to complete construction of the Tenant Improvements to accommodate occupancy of the Premises by Tenant on or before the date for Term Commencement as shown on the Basic Lease Information.  To accomplish this estimated completion date, Landlord and Tenant shall maintain the following progress schedule, with dates and times for performance of actions as follows, subject to delays for events beyond the control of either party:

ACTION		DATE OR TIME

a.	Delivery of complete Construction Documents ready for commencement of construction and without errors or omissions by Tenant to Landlord under Paragraph 4 above	No later than August 25, 2004

b.	Approval by Landlord of drawings and specifications after submission or resubmission to Landlord by Tenant’s architect	5 business days after submission or resubmission

B-4

c.	Approval of cost quotation by Tenant after submission or resubmission of Tenant	5 business days after submission or resubmission

8.             Completion and Rental Commencement Date.

Notwithstanding anything to the contrary contained in the Lease, subject only to the completion of punch list items, as determined by Landlord’s architect, if Landlord is delayed in substantially completing the Tenant Improvements as a result of:

a.                                       Tenant’s failure to comply with the schedule set forth in Paragraph 7 above;

b.                                      Tenant’s changes to the Construction Documents approval thereof by Landlord;

c.                                       Tenant’s request for changes in the Tenant Improvements after commencement of construction;

d.                                      Hindrance or disruption of the Landlord’s contractor resulting from Tenant’s Work or any other reason under Tenant’s control; or

e.                                       Cessation or termination of the Tenant Improvements due to Tenant’s failure to pay when due all amounts payable by Tenant pursuant to this Agreement;

then the commencement of Base Rent and shall be advanced by the number of days of such delay.  Unless otherwise noted, all time periods referred to in this Agreement shall be computed on a calendar basis with no allowance for holidays or weekends.

B-5

IN WITNESS WHEREOF, the parties have executed this Exhibit B on the respective dates they executed the Lease.

TENANT:	LANDLORD:

BERKELEY HEARTLAB, INC., a California corporation	ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership

	By:	Vintage Alameda Investments, LP,
By:		a California limited partnership,
its operating general partner
Name:
		By:	Vintage Properties-Alameda Commercial,
Title:			a California corporation,
its managing general partner

By:
Joseph R. Seiger
President

B-6

MARINA VILLAGE

EXHIBIT C

VERIFICATION MEMORANDUM

Re: Industrial Gross Lease dated as of                             , 2004 between ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership (“Landlord”), and BERKELEY HEARTLAB, INC., a California corporation (“Tenant”), and for Premises known as 960 Atlantic Avenue, Suite 100, Alameda, California.  Tenant hereby verifies that the dates and amounts stated below are correct and further acknowledges and accepts possession of the Premises.

Area:	20,131 rentable square feet

Commencement Date:

Expiration Date:	(excluding any options)

Option(s) to Extend:	1 option to extend

Initial Base Rent:	$21,641.00 per month

TENANT:	LANDLORD:

BERKELEY HEARTLAB, INC.,	ALAMEDA REAL ESTATE INVESTMENTS,
a California corporation	a California limited partnership

	By:	Vintage Alameda Investments, LP,
By:		a California limited partnership,
its operating general partner
Name:
		By:	Vintage Properties-Alameda Commercial
Title:			a California corporation,
its managing general partner

By:
Joseph R. Seiger
President

C-1

EXHIBIT D
OPERATING EXPENSE EXCLUSIONS

Operating Expenses shall include the reasonable and necessary expenses, which are actually paid by Landlord in connection with the operation, maintenance and repair of the Building, Premises and Project (collectively, the “Project”) as reasonably determined in accordance with generally accepted accounting principles (“GAAP”), consistently applied, but specifically excluding the following:

i)	interest, principal, points and fees on, and any other costs relating to, any debt instrument encumbering, or any other financing relating to, all or any portion of the Project;

ii)	[Intentionally deleted];

iii)	ground lease rental;

iv)	costs for utilities, services and other benefits that are provided selectively to other tenants or occupants for their benefit and not provided to Tenant;

v)	costs, which are paid or reimbursed to Landlord by warranties or guarantees, insurers or governmental authorities, or which are exclusively provided to and paid by Tenant, other tenants or occupants;

vi)

leasing, brokers’ and other fees and commissions, attorneys’ fees, court costs and other legal expenses, space preparation costs, leasing inducements and concessions, and other costs incurred in connection with leasing of the Project (including advertising, marketing and promotional expenses) or negotiations or disputes with past, present, future or prospective tenants or other occupants, or in enforcing leases, or in defense of Landlord’s interest in or title to the Project;

vii)

management, administrative, coordination, supervision or similar fees, or Landlord’s general and administrative and overhead expenses, except for a property management fee not to exceed three percent (3%) of gross revenues for the Project;

viii)

any improvements, alterations or other capital expenditures, or depreciation or amortization thereof or of any portion of the Project or any improvements or equipment (and the costs of leasing HVAC, elevators and other equipment normally considered to be of a capital nature) other than capital expenditures required by laws which become effective following the date of this Lease, amortized over their useful lives, and those intended to reduce other Operating Expenses, but only to the extent of such reduction;

ix)

tenant improvement costs and other costs (including permit, license, inspection and other fees) incurred in renovating or otherwise improving, decorating, painting or altering space for Tenant, other tenants or occupants or vacant space at the Project;

x)	repairs, alterations, additions, improvements, or replacements made to rectify or correct any defect in the design, materials or workmanship of any portion of the Project, or to

D-1

comply with any laws or governmental regulations in effect as of the date of this Lease including ADA and state and local disability access requirements;

xi)	the cost of repairing damage covered under any insurance policy carried by, or required to be carried by, Landlord in connection with the Project in excess of the deductibles under such policy;

xii)	compensation, benefits and other costs of executives and employees above the grade of building manager;

xiii)	compensation, benefits and other costs of all other personnel to the extent such personnel provide services not solely in connection with the operation or maintenance of the Project;

xiv)	interest, penalties or other costs arising out of Landlord’s failure to make timely payment and performance of its obligations;

xv)

costs of or other amounts paid to subsidiaries or affiliates of Landlord for management or other services for the Project or for supplies or other materials to the extent that such costs or amounts exceed the competitive cost of similar services, supplies or materials available from third parties unrelated to Landlord;

xvi)	costs (including expert and consulting fees and expenses) incurred to test, monitor, survey, cleanup, contain, abate, remove or otherwise remedy Hazardous Substances from the Project;

xvii)	rent for space within the Project or other locations other than the Project management office and storage space for Project maintenance supplies and equipment;

xviii)	costs of sculptures, paintings, decorations and other objects of art;

xix)	costs of any political, charitable, civic or other contribution or donation;

xx)	costs incurred in connection with any portion of the Project which is used for parking and for which parking, valet or other fees are charged;

xxi)	any duplication of costs between Operating Expenses and Taxes;

xxii)	any cost or expense that would not be considered a normal or reasonable maintenance and operating expense for similar projects in the same geographical area.

D-2

EXHIBIT E
LANDLORD’S FF&E

[To be completed after delivery of the Premises]

E-1

EXHIBIT F

LETTER OF CREDIT

Silicon Valley Bank

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF002989

DATED: AUGUST 19, 2004

BENEFICIARY:

ALAMEDA REAL ESTATE INVESTMENTS

1150 MARINA VILLAGE PARKWAY, SUITE 100

ALAMEDA, CALIFORNIA 94501

ATTENTION: ALICE CHAN

AS “LANDLORD”

APPLICANT:

BERKELEY HEARTLAB, INC.

839 MITTEN ROAD, SUITE 100

BURLINGAME, CALIFORNIA 94010

AS “TENANT”

AMOUNT:	US$81,000.00 (EIGHTY-ONE THOUSAND AND NO/100 U.S. DOLLARS)

EXPIRATION DATE:	NOVEMBER 1, 2005

LOCATION:	SANTA CLARA, CALIFORNIA

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF002989 IN YOUR FAVOR. THIS LETTER OF CREDIT IS AVAILABLE BY SIGHT PAYMENT WITH OURSELVES ONLY AGAINST PRESENTATION AT THIS OFFICE OF THE FOLLOWING DOCUMENTS:

1.                                      THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT (S), IF ANY.

2.                                      YOUR SIGHT DRAFT DRAWN ON US IN THE FORM ATTACHED HERETO AS EXHIBIT “A”.

3.                                      A DATED CERTIFICATION PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER OR REPRESENTATIVE OF THE BENEFICIARY, FOLLOWED BY HIS/HER PRINTED NAME AND DESIGNATED TITLE, STATING EITHER OF THE FOLLOWING:

(A.)                            “AN EVENT OF DEFAULT (AS DEFINED IN THE LEASE) HAS OCCURRED BY BERKELEY HEARTLAB, INC. AS TENANT UNDER THAT CERTAIN MARINA VILLAGE INDUSTRIAL GROSS LEASE BY AND BETWEEN TENANT AND BENEFICIARY, AS LANDLORD.”

                 OR

(B.)                            “WITHIN THIRTY (30) DAYS PRIOR TO THE EXPIRY DATE OF SILICON VALLEY BANK, IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF002989 BENEFICIARY HAS NOT RECEIVED AN EXTENSION AT LEAST FOR ONE YEAR TO THE LETTER OF CREDIT OR A REPLACEMENT LETTER OF CREDIT SATISFACTORY TO THE BENEFICIARY.”

Silicon Valley Bank

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF002989

DATED: AUGUST 19, 2004

THE LEASE AGREEMENT MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IS NOT INTENDED THAT SAID LEASE AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

PARTIAL DRAWINGS ARE ALLOWED.

THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST THIRTY (30) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE.  BUT IN ANY EVENT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND NOVEMBER 1, 2011, WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.

THE DATE THIS LETTER OF CREDIT EXPIRES IN ACCORDANCE WITH THE ABOVE PROVISION IS THE “FINAL EXPIRATION DATE”. UPON THE OCCURRENCE OF THE FINAL EXPIRATION DATE THIS LETTER OF CREDIT SHALL FULLY AND FINALLY EXPIRE AND NO PRESENTATIONS MADE UNDER THIS LETTER OF CREDIT AFTER SUCH DATE WILL BE HONORED.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY IN THE FULL AMOUNT AVAILABLE TO BE DRAWN UNDER THE LETTER OF CREDIT AT THE TIME OF SAID TRANSFER. ANY SUCH TRANSFER SHALL BE EFFECTED ONLY UPON PRESENTATION TO US AT BANK’S OFFICE AS SPECIFIED IN THIS LETTER OF CREDIT OF A DULY EXECUTED INSTRUMENT SUBSTANTIALLY IN THE FORM OF EXHIBIT “B” ATTACHED HERETO TOGETHER WITH THE ORIGINAL LETTER OF CREDIT INCLUDING ANY AMENDMENTS, IF ANY., TOGETHER WITH THE PAYMENT OF OUR TRANSFER FEE OF 1/4. OF 1% OF THE TRANSFER AMOUNT (MINIMUM USD250.00). ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OR DATE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

DOCUMENTS MUST BE DELIVERED TO US DURING REGULAR BUSINESS HOURS ON A BUSINESS DAY OR FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, 2nd°FLOOR, MAIL SORT HF210, SANTA CLARA, CALIFORNIA 95054, ATTENTION: INTERNATIONAL DIVISION - STANDBY LETTER OF CREDIT NEGOTIATION DEPARTMENT (THE “BANK’S OFFICE”).

Silicon Valley Bank

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF002989

DATED: AUGUST 19, 2004

AS USED HEREIN, THE TERM “BUSINESS DAY” MEANS A DAY ON WHICH WE ARE OPEN AT OUR ABOVE ADDRESS IN SANTA CLARA, CALIFORNIA TO CONDUCT OUR LETTER OF CREDIT BUSINESS. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE UCP (AS HEREINAFTER DEFINED), IF THE EXPIRATION DATE OR THE FINAL EXPIRATION DATE IS NOT A BUSINESS DAY THEN SUCH DATE SHALL BE AUTOMATICALLY EXTENDED TO THE NEXT SUCCEEDING DATE WHICH IS A BUSINESS DAY.

WE HEREBY ENGAGE WITH YOU THAT DRAFT(S) DRAWN AND/OR DOCUMENTS PRESENTED UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO SILICON VALLEY BANK, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

EXCEPT AS OTHERWISE STATED HEREIN, THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (“ISP98”), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590 AND, AS TO MATTERS NOT GOVERNED BY THE ISP98, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA AND APPLICABLE U.S. FEDERAL LAW.

SILICON VALLEY BANK,

/s/ Alice E. Deluz	/s/ John M. Dossantos
AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

Alice E. Deluz	John M. Dossantos

EXHIBIT “ A “

DATE:		REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF		US$

USDOLLARS

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY LETTER OF CREDIT NUMBER NO. DATED

To:	SILICON VALLEY
BANK 3003 TASMAN DRIVE
	SANTA CLARA, CA 95054	(BENEFICIARY’S NAME)

Authorized Signature

GUIDELINES TO PREPARE THE DRAFT

1.              DATE: ISSUANCE DATE OF DRAFT.

2.              REF. NO.: BENEFICIARY’S REFERENCE NUMBER, IF ANY.

3.              PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).

4.              US$: AMOUNT OF DRAWING IN FIGURES.

5.              USDOLLARS: AMOUNT OF DRAWING IN WORDS.

6               LETTER OP CREDIT NUMBER: SILICON VALLEY BANK’S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7               DATED: ISSUANCE DATE OF THE STANDBY L./C.

8.              BENEFICIARY’S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.

9.              AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS DRAFT. PLEASE CALL OUR L/C PAYMENT SECTION AND ASK FOR:

ALICE DA LUZ 408-654-7120
EFRAIN TUVILLA: 408-654-6349

EXHIBIT “B”

DATE:

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE	RE:	STANDBY LETTER OF CREDIT
	SANTA CLARA, CA 95054		NO. ISSUED BY
	AITN: INTERNATIONAL DIVISION.		SILICON VALLEY BANK, SANTA CLARA
	STANDBY LETTERS OF CREDIT		L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY.

(BENEFICIARY’S NAME)

SIGNATURE OF BENEFICIARY

SIGNATURE AUTHENTICATED

(NAME OF BANK)

AUTHORIZED SIGNATURE** By affixing his/her signature, he or she is certifying that the Bank on whose behalf he or she is signing is regulated either by the FED, the OCC, or the FDIC, and that the Bank has implemented AML (Anti-Money Laundering) procedures in accordance with the Bank Secrecy Act, and that the Transferor named above has been approved under his/her Bank’s own CIP (Customer Information Program).  VERIFICATION OF TRANSFEROR’S SIGNATURE(S) BY A NOTARY PUBLIC IS UNACCEPTABLE.

MARINA VILLAGE

ADDENDUM

TO

INDUSTRIAL GROSS LEASE

THIS ADDENDUM TO MARINA VILLAGE INDUSTRIAL GROSS LEASE shall constitute part of that certain Marina Village Lease by and between ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership (“Landlord”), and BERKELEY HEARTLAB, INC., a California corporation (“Tenant”), and the terms hereof shall for all purposes be considered part of the Lease and supersede any provisions of the Lease to the contrary.

1.                                       Amendment of Paragraph 2.  Paragraph 2 of the Lease is hereby amended to read as follows:

“Subject to the substantial completion of the Tenant Improvements (defined below), the term of this Lease shall commence and, unless sooner terminated as hereinafter provided, shall end on the dates respectively specified in the Basic Lease Information.  Subject to all of the terms of this Lease, except the provisions relating to the payment of Base Rent, Tenant may access the Premises twenty one (21) days prior to the commencement of the term to install Tenant’s fixtures, furniture and equipment.  If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the date of Term Commencement, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, provided, that if Landlord is unable to deliver possession of the Premises to Tenant within (ninety) 90 days of term commencement for reasons solely under Landlord’s control, Tenant may, but shall not be obligated to, terminate this Lease.  In the event Landlord cannot deliver possession of the Premises to Tenant on the date of term commencement, subject to any contrary provisions in any agreement with Landlord covering initial improvement of the Premises, the obligation to pay Base Rent shall be waived for the period between the date of Tem’ Commencement and the time when Landlord can deliver possession.  The date of Term Expiration shall be extended by the number of days of delay in delivery of possession and any additional period required so that it will expire on the last day of a calendar month, and the dates of Term Commencement and Term Expiration dates shall be confirmed in a Verification Memorandum in the form of Exhibit C attached hereto executed by Landlord and Tenant promptly following delivery of possession.”

2.                                      Amendment of Paragraph 3.

a.                             Paragraph 3(b) of the Lease is hereby deleted in its entirety and the following language is substituted in its place:

“Intentionally omitted.”

ADD-1

b.                                      Paragraph 3(d) of the Lease is hereby amended by adding the following text at the end of the paragraph:

“Notwithstanding the foregoing, for Tenant’s first failure in any twelve (12) month period during the term of this Lease to pay when due any amount payable to Landlord herein, such late charge shall not accrue until the fifth day after the date Landlord gives notice to Tenant of such overdue amount.”

c.                                       Paragraph 3(f) of the Lease is hereby amended to read as follows:

“f. Payment.  All payments due from Tenant to Landlord under this Lease shall be made to Landlord without deduction or offset in lawful money of the United States of America at the address for payment set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate by notice to Tenant.”

3.                                      Amendment of Paragraph 4.

a.                                       Paragraph 4(a) of the Lease is hereby amended to read as follows:

“a. Obligation.  For each calendar year during the term of this Lease after the year specified in the Basic Lease Information as the Base Year, Tenant shall pay Tenant’s Percentage Share, as specified in the Basic Lease Information, of the increase in Property Taxes over Base Property Taxes and its percentage share of the increase in Operating Expenses for such calendar year over Base Operating Expenses (as defined below).  The foregoing notwithstanding, the annual increase in Operating Expenses which are to be paid by Tenant (excluding increases in insurance and utility charges or costs not controlled by Landlord) over the Base Operating Expenses, shall not exceed the lesser of (i) Tenant’s Percentage Share of actual Operating Expense increases or (ii) the Base Operating Expenses as increased by four percent (4%) per year.  Increases in Operating Expenses which result from increases in insurance and utility charges or costs not controlled by Landlord, shall be Tenant’s obligation to pay with no limitation; provided, however, when calculating increases in Operating Expense, Landlord shall not include in Operating Expenses the cost of earthquake or terrorism insurance if such cost is not included in Base Operating Expenses.  The annual increase cap in Operating Expenses described above shall be cumulative and compounded from year to year.”

b.                                      Paragraph 4(b) of the Lease is hereby amended to read as follows:

“b. Definitions.  For the purposes hereof, “Property Taxes” shall mean all real property taxes and assessments or governmentally imposed fees or charges (and any tax, assessment or fee levied wholly or partly in lieu thereof) levied, assessed, confirmed, imposed or which have become a lien against the Building (which for the purposes of defining “Property Taxes”

ADD-2

shall include the land underlying the Building) excluding, however, any income, or estate and gift taxes.  If the Building is not separately assessed for tax purposes, then the Property Taxes to be paid by Tenant shall be Tenant’s percentage share of the product obtained by multiplying the total of the real property taxes and assessments levied against the tax parcel of which the Building is a part by a fraction, the numerator of which is the rentable area of the Building and the denominator of which is total rentable area of all improvements located within the tax parcel of which the Building is a part. “Operating Expenses” shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building and the Project as allocated to the Building, including, without limitation: (i) all license, permit, and inspection fees; (ii) premiums for insurance; (iii) wages, salaries and related expenses and benefits of all on-site and off-site employees engaged in operation, maintenance and security; (iv) all supplies, materials, and equipment rental; (v) all maintenance, repair, replacement, janitorial, security, and service costs; (vi) management fees or a management cost recovery equal to a market rate management fee; (vii) management office rent or rental equivalent; (viii) professional services fees; (ix) costs incurred which are intended to decrease other Operating Expenses; (x) capital improvements, amortized over such improvement’s useful life (together with interest thereon at the rate paid by Landlord or which would have been paid if Landlord had borrowed such funds), to the extent such capital improvements are made in connection with Landlord’s compliance with any changes in the Legal Requirements (as defined below) or to otherwise reduce Operating Expenses; (xi) all charges for heat, water, gas, electricity and other utilities used or consumed in the Building and surrounding areas; and (xii) all other operating, management, and other expenses incurred by Landlord in connection with the ownership and operation of the Building including expenses in the nature of other Operating Expenses which are payable with respect to the Building under any reciprocal easement or common area maintenance agreements or declaration or by any owners’ associations affecting the Building. Landlord shall not collect in excess of 100% of all of Landlord’s Operating Expenses and Landlord shall not recover, through Operating Expenses, any item of cost more than once.  Operating Expenses shall not include the cost of repairs or restoration occasioned by a casualty to the extent covered by insurance proceeds made available to Landlord, taxes on Landlord’s income from all sources, expenses incurred in leasing to or procuring of tenants, leasing commissions, legal fees related to other tenants’ leases, advertising expenses, expenses for the renovating of space for new tenants, debt service payments by Landlord except as allowed above, nor any depreciation allowance or expense. In addition to the foregoing, Operating Expenses shall not include costs associated with the items listed in Exhibit D attached hereto.  Landlord may determine some items of

ADD-3

Operating Expenses and Property Taxes on a cash basis and other items on an accrual basis so long as such determination is consistently applied to the same item during all accounting periods.  “Base Property Taxes” shall mean those Property Taxes payable during the fiscal year ending in June of the Base Year, and “Base Operating Expenses” shall mean Operating Expenses incurred by Landlord during the Base Year.  Operating Expenses for both the Base Year and each subsequent calendar year shall be adjusted to equal Landlord’s reasonable estimate of Operating Expenses had the total rentable area of the Building been 100% occupied.”

c.                                       The following paragraph is hereby added to the end of Paragraph 4 of the Lease as Paragraph 4(d):

“d. Tenant shall be entitled to audit Landlord’s records relating to Operating Expenses for a given year in the manner and subject to the terms and conditions set forth below by notice given within one (1) calendar year following Landlord’s delivery of the statement described in Paragraph 4(c) above.  Any audit shall be conducted in accordance with generally accepted rules of auditing practice, not more frequently than once per year, at the regular accounting office of Landlord in Alameda, California.  Tenant shall give Landlord not less than sixty (60) days’ prior notice of any audit, and Landlord may defer the audit for up to thirty (30) days while Landlord is closing its books, is preparing financial statements or tax returns, or for other reasons is anticipating unusual demands on its accounting office and personnel.  Subject to the terms of this Paragraph, Landlord shall make available for inspection all Landlord’s records that are necessary for the auditor to perform the audit.  Any such audit shall cover only the calendar year most recently concluded prior to the date that Tenant gives notice of the audit unless such audit reveals costs associated with an increase that is a result of an item that occurred in a previous year other than the current calendar year in question.  Upon completion of the audit, if Tenant claims Tenant’s Percentage Share of Property Taxes and Operating Expenses is less than that charged by Landlord, Tenant shall forward to Landlord a copy of the audit report and all accompanying data and workpapers available to Tenant relating thereto.”

Any audit by Tenant shall be made upon and subject to the following terms and conditions:

(1)                      The audit shall be performed by a firm or individual having no previously existing business relationship with Tenant (although such firm or individual shall not be disqualified hereunder if the firm or individual has conducted prior audits for Tenant in connection with this Lease) and experienced in auditing real property operating expense records, unless such firm is a reputable national accounting firm with experience in accounting and auditing and subject to Landlord’s consent, and in no event shall

ADD-4

the auditor or any other person directly or indirectly involved in the audit (collectively with the auditor, an “Auditor-Related Person”) be compensated pursuant to a commission or other arrangement pursuant to which the nature or extent of fees or other compensation is dependent upon the results of the audit;

(2)                      In no event shall any Auditor-Related Person solicit or otherwise communicate to any other tenant or occupant of the Building in any manner which discloses that Tenant has a right to audit the records of Landlord, or that Tenant or the Auditor-Related Person is planning to or has audited Landlord’s records;

(3)                      Tenant and its auditor shall not be entitled to review Landlord’s financial statements or tax returns or any leases, operating agreements, reciprocal easement agreements or other agreements with tenants or occupants of the Building that are not otherwise a matter of public record;

(4)                      Tenant and each Auditor-Related Person shall keep confidential the existence and nature of the audit provisions of this Lease and shall not disclose that any audit hereunder is to be or has been conducted or the results thereof, except to its professional advisors in connection with a sale or financing; to the extent that disclosure in confidence to its accountants is necessary in connection with the performance of an audit; as may be required by law after giving Landlord notice and an opportunity to evaluate the disclosure and challenges the same if desired; or in connection with Tenant’s pursuit of its rights and remedies in connection with this Lease; and

(5)                      At Landlord’s request, prior to commencement of the audit, Tenant and each Auditor-Related Person shall sign and deliver to Landlord written assurances of compliance with the matters set forth in clauses (1) through (4) above, inclusive.

If Tenant establishes that Landlord’s computation of Tenant’s Percentage Share of Operating Expenses and Property Taxes for the previous year exceeds the actual amount of Tenant’s Percentage Share of Operating Expenses and Property Taxes for such year by more than five percent (5%) of such actual amount, then Landlord shall reimburse Tenant for Tenant’s reasonable expenses incurred in connection with such audit.  Within thirty (30) business days following delivery to Landlord of the written report of such audit, Landlord shall, at Tenant’s election, either credit the Base Rent next due or refund to Tenant all overpaid amounts, with interest, together with reimbursement of Tenant’s reasonable out-of-pocket expenses, as appropriate.”

ADD-5

4.                                      Amendment of Paragraph 6.

a.                                       Paragraph 6(a) of the Lease is hereby amended to read as follows:

“a. Restrictions.  The Premises shall be used and occupied by Tenant for the use set forth in the Basic Lease Information and for no other purpose.  Tenant shall not use or permit the use of the Premises in any manner that exceeds an occupying density of eight (8) persons per 1,000 square feet of useable area or a demand for parking in excess of 3.4 automobiles per 1,000 square feet of useable area.  Tenant shall, at Tenant’s expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the term regulating the use by Tenant of the Premises.  Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, or which disturbs other tenants of the Building, nor shall Tenant, its employees, agents or invitees damage the Premises, the Building or any portion of the Project, nor place or maintain any signs on or visible from the exterior of the Premises, or use any corridors, sidewalks or other areas outside of the Premises for storage or any purpose other than access to the Premises.  Tenant shall not conduct any auction at the Premises.  Notwithstanding any other provision of this Lease, Tenant shall not use, keep or permit to be used or kept on the Premises any foul or noxious gas or substance, nor shall Tenant do or permit to be done anything in and about the Premises, either in connection with activities under this Lease expressly permitted or otherwise, which would cause an increase in premiums payable under, or a cancellation of, any policy of insurance maintained by Landlord in connection with the Building or the Project or which would violate the terms of any covenants, conditions or restrictions affecting the Building or the land on which it is located.”

b.                                      Paragraph 6(b) of the Lease is hereby amended as follows:

“b. Hazardous Materials.  Tenant shall strictly comply with all statutes, laws, ordinances, rules, regulations, and precautions now or hereafter mandated or advised by any federal, state, local or other governmental agency with respect to the use, generation, storage, or disposal of hazardous, toxic, or radioactive materials (collectively, “Hazardous Materials”).  As herein used, Hazardous Materials shall include, but not be limited to, those materials identified in Sections 66680 through 66685 of Title 22 of the California Code of Regulations, Division 4, Chapter 30, as amended from time to time, and those substances defined as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “chemicals known to cause cancer or reproductive toxicity,” “radioactive materials,” or other similar designations in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act,

ADD-6

49 U.S.C. Section 1801 et seq., 33 U.S.C. Section 1251 et seq., 42 U.S.C. Section 300(f) et seq., 42 U.S.C. 7401 et seq., California Health and Safety Code Section 25249.5 et seq., California Water Code Section 13000 et seq., California Health and Safety Code Section 39000 et seq. and any other governmental statutes, ordinances, rules, regulations, and precautions adopted pursuant to the preceding laws or other similar laws, regulations and guidelines now or hereafter in effect. Tenant shall not cause, or allow anyone else under Tenant’s control to cause, any Hazardous Materials to be used, generated, stored, or disposed of on or about the Premises or the Building other than reasonable quantities of office and cleaning supplies in their retail containers.  Tenant shall defend (with counsel approved by Landlord), indemnify and hold Landlord, its members and its and their officers, directors, employees and agents, any entity having a security interest in the Premises or the Building, and its and their employees and agents (collectively, “Indemnitees”) harmless from and against all liabilities, claims, costs, damages, and depreciation of property value, including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage, or disposal of Hazardous Materials by Tenant, or any person claiming under Tenant, including, without limitation, the cost of any required or necessary investigation, monitoring, repair, cleanup, or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Lease, as well as penalties, fines and claims for contribution to the full extent that such action is attributable, directly or indirectly, to the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming under Tenant. Neither the consent by Landlord to the use, generation, storage, or disposal of Hazardous Materials nor the strict compliance by Tenant with all statutes, laws, ordinances, rules, regulations, and precautions pertaining to Hazardous Materials shall excuse Tenant from Tenant’s obligation of indemnification set forth above.  Tenant’s obligations under this Section 6 shall survive the expiration or earlier termination of this Lease.”

5.                                      Amendment of Paragraph 7.

a.                            Paragraph 7(a) of the Lease is hereby amended to add the following language after the second sentence:

“In addition to the foregoing, Landlord shall cause the Premises to be separately metered for gas and electricity, with its own roof-mounted HVAC package units servicing the Premises.”

b.                           Paragraph 7(b) of the Lease is hereby amended as follows:

“b. No Landlord Liability.  Landlord shall not be in default under this Lease or be liable to Tenant or those claiming through it for any damages

ADD-7

direct, consequential or otherwise, resulting nor shall there be any abatement of amounts payable by Tenant under this Lease, by reason of any interruption or curtailment whatsoever in utility services.  Notwithstanding the foregoing, if there is an interruption in utility service for longer than five (5) continuous days that is (a) caused by Landlord, (b) specific to the Building, (c) causes the Premises to be untenantable, and (d) is not caused by an act of God or similar causes beyond Landlord’s reasonable control, then Tenant will be entitled to an abatement of Basic Rent for the period of such untenantability.”

6.                                      Amendment of Paragraph 8.

a.                                       Paragraph 8(a) of the Lease is hereby amended as follows:

“a. Landlord’s Obligation/Tenant’s Waiver.  Subject to the provisions of Section 10 below, and except for damages caused by Tenant, its agents or invitees, Landlord shall keep in good condition and repair the foundations and exterior walls and roof of the Building and all common areas within the Building not leased to tenants.  Landlord shall keep all Building systems in good working order for the first one hundred eighty (180) days of the term of the Lease.  Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to terminate this Lease because of Landlord’s failure to keep the Premises or the Building in good order, condition and repair.”

b.                                      Paragraph 8(b) of the Lease is hereby amended as follows:

“b. Tenant’s Obligations.  Tenant shall, at Tenant’s expense, maintain the interior portion of the Premises including, but not limited to, all plumbing and electrical fixtures and outlets, all computer and telecommunications wiring and outlets, and any interior glass in good condition and repair.  If Tenant falls to do so Landlord may, but shall not be required to, enter the Premises and put them in good condition, and Landlord’s costs thereof as set forth in Landlord’s demand to Tenant shall automatically become due and payable as additional rent.  Tenant shall reimburse Landlord within thirty (30) days following its demand for all costs incurred by Landlord, plus an administrative fee of ten percent (10%) of such costs, in making alterations to the structural, mechanical, electrical, plumbing or life safety systems of the Building and to the common areas of the Building which may be required under applicable law as a result of Tenant’s particular use of the Premises or alterations made within the Premises by Tenant or by Landlord at the request of Tenant. At the expiration or earlier termination of the term Tenant shall deliver up possession of the Premises in good condition and repair, only ordinary wear and tear excepted, and with only such improvements and alterations as shall have been made with Landlord’s consent which have not been required to be removed by Landlord upon the granting of such consent.  In all events, unless Landlord

ADD-8

otherwise elects, upon the expiration or earlier termination of this Lease, Tenant shall cause all telecommunications devices installed by Tenant to be removed, wherever located in the Building.  Tenant shall not be required to remove telecommunications wiring and cabling installed by Tenant wherever located in the Building upon the expiration or earlier termination of this Lease unless Landlord, in its sole discretion, elects to remove from the Premises telecommunications wiring and cabling installed by the previous tenant.”

c.                                       The following paragraph is hereby added to the end of Paragraph 8 of the Lease as Paragraph 8(d):

“d. Prior to Term Commencement, Landlord shall place all Building systems (including, but not limited to, fire and life safety) in good working order, and in compliance with all applicable laws (including environmental laws and Title 24 of the Americans with Disabilities Act), regulations, rules and orders (collectively “Legal Requirements”).  Tenant shall only be responsible for (i) the cost of complying with the Legal Requirements related to Tenant’s particular use of the Premises or alterations made within the Premises by Tenant or by Landlord at the request of Tenant, and (ii) the cost of increases in Operating Expenses incurred by Landlord in maintaining the Building and common area in compliance with the Legal Requirements.  Notwithstanding anything herein to the contrary, Tenant shall have no obligation to pay any amount of the costs incurred by Landlord (x) for alterations or improvements required as a result of other tenants’ particular use of the Building or Project, or (y) subject to the provisions of Paragraph 4(b) of this Lease relating to capital improvements or alterations which reduce Operating Expenses, for capital improvements or alterations performed on the Building or Project.”

7.                                      Amendment of Paragraph 9.

a.                                       Paragraph 9(a) of the Lease is hereby amended as follows:

“a. Tenant’s Insurance.  Tenant shall obtain and maintain during the term of this Lease commercial general liability insurance with a combined single limit for personal injury and property damage in an amount not less than $2,000,000 each occurrence and $5,000,000 general aggregate, and employer’s liability and workers’ compensation insurance as required by law.  Tenant’s commercial general liability insurance policy shall (i) include coverage for premises and operations liability, products and completed operations liability, broad form property damage, blanket contractual liability; (ii) provide that the insurer has the duty to defend all insureds, and (iii) provide that defense costs do not deplete policy limits.  Such insurance shall also be endorsed to provide that (1) it may not be canceled or altered in such a manner as adversely to affect the coverage

ADD-9

afforded thereby without thirty (30) days’ prior written notice to Landlord, (2) Landlord and other entities designated by Landlord are named as additional insureds, (3) the insurer acknowledges acceptance of the mutual waiver of claims by Landlord and Tenant pursuant to paragraph (b) below, and (4) such insurance is primary with respect to Landlord and that any other insurance maintained by Landlord is excess and noncontributing with such insurance. If, in the opinion of Landlord’s insurance adviser, based on an increase in recovered liability claims generally or in amounts of insurance which tenants in similar premises are then being required to maintain, the specified amounts of coverage are no longer adequate, within thirty (30) days following Landlord’s request, such coverage shall be appropriately increased.  Tenant shall also obtain and maintain insurance (“Personal Property Insurance”) covering leasehold improvements paid for by Tenant and Tenant’s personal property and fixtures from time to time in, on, or at the Premises, in an amount not less than one hundred percent (100%) of the full replacement cost, without deduction for depreciation, providing protection against events protected under “All Risk Coverage,” as well as against sprinkler damage, vandalism, and malicious mischief.  Any proceeds from the Personal Property Insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated under an applicable provision herein.  If the Premises are not repaired or restored following damage or destruction in accordance with other provisions of this Lease, Tenant shall assign or pay to Landlord and Landlord shall receive any proceeds from the Personal Property Insurance allocable to Tenant’s leasehold improvements.  Tenant shall obtain and maintain business interruption insurance in an amount not less than the greater of $2,000,000 or an amount adequate to provide for payment of Base Rent and other amounts due Landlord under this Lease during a one year interruption of Tenant’s business by fire or other casualty.  Prior to the commencement of the term, Tenant shall deliver to Landlord copies of such policies or, at Landlord’s option, certificates thereof with endorsements, and at least thirty (30) days prior to the expiration of such policy or any renewal thereof, Tenant shall deliver to Landlord replacement or renewal binders, followed by copies of such policies or, at Landlord’s option, certificates within a reasonable time thereafter.  If Tenant fails to obtain such insurance or to furnish Landlord any such duplicate policies or certificates as herein required, Landlord may, at its election, upon notice to Tenant but without any obligation so to do, procure and maintain such coverage and Tenant shall reimburse Landlord on demand as additional rent for any premium so paid by Landlord.  Tenant shall have the right to provide all insurance coverage required herein to be provided by Tenant pursuant to blanket policies so long as such coverage is expressly afforded by such policies for the location which is the Premises.  All insurance shall be written by carriers which are

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admitted in California and which have a rating by A.M. Best Insurance Service, or its successor, of at least “A/VIII” or equivalent.”

b.                                      The following language is hereby added as Paragraph 9(d) of the Lease:

“d. Landlord’s Indemnity.  Landlord shall indemnify and hold Tenant and Tenant’s officers, directors, members, employees, agents and representatives (“Tenant’s Parties”) harmless from all claims for damage to any property or injury to or death of any person arising in or upon those portions of the Building or the Project other than the Premises, except as to Tenant or any of Tenant’s Parties as is caused by the negligence or willful misconduct of Tenant or that of Tenant’s Parties.  The foregoing indemnity obligation of Landlord shall include attorneys’ fees, investigation costs and all other costs and expenses incurred by Tenant or any of Tenant’s Parties from the first notice that any claim or demand is to be made or may be made.”

8.                                       Amendment of Paragraph 10.  Paragraph 10(a) of the Lease is hereby amended as follows:

“a. Insured Loss.  If during the term the Premises are totally or partially destroyed, or any other portion of the Building is damaged in such a way that Tenant’s use of the Premises is materially interfered with, from a risk which is wholly covered by insurance proceeds made available to Landlord for such purpose, Landlord shall proceed with reasonable diligence to repair the damage or destruction and this Lease shall not be terminated; provided, however, that if in the opinion of Landlord’s architect or contractor the work of repair cannot be completed within one hundred eighty (180) days following commencement of such repair, Landlord or Tenant may at its election terminate this Lease by notice given to the other party within thirty (30) days following the event or such longer period as may reasonably be necessary to obtain information from its architect or contractor.”

9.                                       Amendment of Paragraph 16.  Paragraph 16 of the Lease is hereby amended to read as follows:

“Security Deposit.  On execution of this Lease, Tenant shall deliver to Landlord the sum specified in the Basic Lease Information (the “Deposit”).  If at any time during the term of this Lease, Tenant’s unrestricted cash reserves as shown on Tenant’s (a) monthly bank statement and (b) the balance sheet of Tenant for the period ended not more than thirty (30) days prior, certified by the chief financial officer or chief executive officer or president of Tenant as true and correct (collectively, the “Tenant Financials”) fall below $350,000.00, then within seven (7) business days after demand therefor, Tenant shall deliver to Landlord as an increase in the Deposit, an additional amount of $81,000.00 (the “Additional Deposit”); provided, however, if at any time thereafter, Tenant maintains for a consecutive six (6) month period as shown on the Tenant Financials, minimum unrestricted cash reserves of at least $390,000.00, Landlord will return to Tenant

ADD-11

within seven (7) days after Tenant’s demand, an amount equal to the Additional Deposit. At such time as Tenant demonstrates to Landlord’s reasonable satisfaction that during four (4) consecutive financial quarters Tenant has (i) had positive cash flow, and (ii) has maintained unrestricted cash reserves of at least $5,000,000.00 (as shown on the Tenant Financials), Landlord will reduce the Deposit to an amount equal to $32,000.00.  The Deposit, as increased by the Additional Deposit, shall be held by Landlord as security for the performance by Tenant of all of the provisions of this Lease.  Following an event of default by Tenant under this Lease, Landlord may use, apply or retain all or any portion of the Deposit, if necessary, for the payment of any rent or other charge in default, or the payment of any other sum to which Landlord may become obligated by Tenant’s default, or to compensate Landlord for any expense, loss or damage which Landlord may suffer thereby as a result of the default.  If Landlord so uses or applies all or any portion of the Deposit, if necessary, then within ten (10) days after demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the Deposit to the full amount thereof, and Tenant’s failure to do so shall be a material breach of this Lease.  Landlord shall not be required to keep the Deposit separate from its general accounts.  If Tenant performs all of Tenant’s obligations under this Lease, the Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest for its use, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest under this Lease) at the expiration of the term hereof, and after Tenant has vacated the Premises.  No trust relationship is created herein between Landlord and Tenant with respect to the Deposit.  Tenant waives the provisions of California Civil Code Section 1950.7, and all other present and future laws which restrict the amount or types of claim that a landlord may make upon a security deposit or imposes upon a landlord or a successor any obligation with respect to the handling or return of security deposits.

At any time during the term of this Lease, in lieu of the Deposit, Tenant may deliver to Landlord an irrevocable stand-by letter of credit in an amount equal to the Deposit, as may be increased by the Additional Deposit for the account of Tenant and for the benefit of Landlord and any successor in interest to Landlord, issued by a National Banking Association member satisfactory to the Landlord, and in the form attached hereto as Exhibit F, or such other form as may be reasonably acceptable to Landlord (the “Letter of Credit”).  If Tenant delivers the Letter of Credit to Landlord at any time after the execution of this Lease, then promptly following such delivery, Landlord shall return the cash then held as the Deposit to Tenant.  Following an event of default by Tenant under this Lease, Landlord may draw down a portion of the amount of the Letter of Credit, as it may have been amended from time to time as provided in this Lease, and use, apply or retain all or any such portion of the amount so drawn, for the payment of any Base Rent or other charge payable by Tenant and then in default, or the payment of any other sum to which Landlord may become obligated by Tenant’s event of default, or to compensate Landlord for any loss or damage which Landlord may suffer as a result of Tenant’s event of default. If Landlord so draws the Letter of Credit, then within ten (10) days after demand therefor Tenant shall

ADD-12

give to Landlord another letter of credit or cash which is similarly reasonably acceptable to Landlord in an amount sufficient, when taken together with the amount remaining undrawn under any other letter of credit given by Tenant to Landlord and the proceeds of any letter of credit drawn by Landlord and not previously applied as described above, to be equal to the full amount of the Letter of Credit, and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep any proceeds of any letter of credit provided by Tenant separate from its general accounts.  If Tenant performs all of Tenant’s obligations under this Lease, the Letter of Credit, any replacements thereof or additions thereto, and any proceeds therefrom (without any interest for the use of such proceeds) not previously applied as described above, shall be returned to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest under this Lease) at the expiration of the teen hereof, and after Tenant has vacated the Premises.  No trust relationship is created herein between Landlord and Tenant with respect to the Letter of Credit and any replacements thereof, additions thereto and proceeds of any of the foregoing.”

10.                               Amendment to Paragraph 12.

a.                                  Paragraph 12(a) of the Lease is hereby amended to read as follows:

“a. Tenant shall have the right at any time to sublease or assign all or any reasonable subdivision as approved by Landlord of the Premises to any unrelated entities, subject to Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed and shall be received within twenty (20) business days or such consent shall be deemed approved.  Notwithstanding anything to the contrary in this Paragraph 12, Tenant shall have the right at any time without Landlord’s consent to assign this Lease or sublease the Premises or reasonable subdivisions as approved by Landlord (collectively “transfer”) of the Premises to any entity, that is controlled by or which controls or is under common control of Tenant and which remains so related.  Further notwithstanding anything to the contrary in this Paragraph 12, Tenant also may transfer without consent the lease to any successor entity, whether by merger, consolidation or otherwise, and to any entity that purchases all or substantially all of the Tenant’s assets as a going concern, provided the net worth of the successor entity is equal to or greater than Tenant at the date of transfer.  Tenant shall have the right to keep all of the profit, if any, from any transfer which does not require Landlord’s consent.  Upon a transfer, Tenant will provide Landlord with a copy of the transfer agreement for Landlord’s records.  In connection with each consent requested by Tenant under this paragraph 12(a), Tenant shall submit to Landlord the terms of the proposed transaction, the identity of the parties to the transaction, the proposed documentation for the transaction, current financial statements of any proposed assignee or sublessee and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved therein.  As a further condition to any

ADD-13

consent of Landlord, the proposed assignee or sublessee shall agree in writing to perform for the benefit of Landlord all of the Tenant’s obligations under this Lease or, in the case of subletting, so much thereof as are allocable to any portion of the Premises proposed to be sublet.”

b.             Paragraph 12(b)(8) of the Lease is hereby deleted in its entirety.

c.             Paragraph 12(c) of the Lease is hereby amended to read as follows:

“c. Recapture.  If at any time or from time to time during the term of this Lease Tenant desires to sublet or assign all of the Premises and the expiration of the term of such release or assignment falls within the last twelve (12) months of the Term, Tenant shall give notice to Landlord setting forth the terms of the proposed subletting and the space so proposed to be sublet.  Landlord shall have the option, exercisable by notice given to Tenant within thirty (30) days after Tenant’s notice is given, to terminate the Lease effective as of the date of the proposed subletting.  Landlord may enter into a lease with the proposed subtenant.  If Tenant proposes to assign this Lease, Landlord may, by notice given within thirty (30) days of Tenant’s notice, elect to terminate this Lease as of the date of the proposed assignment.  If Landlord so terminates this Lease, Landlord may, if it elects, enter into a new lease covering the Premises or a portion thereof with the intended assignee or subtenant on such terms as Landlord and such person may agree, or enter into a new lease covering the Premises or a portion thereof with any other person; in such event, Tenant shall not be entitled to any portion of the profit, if any, which Landlord may realize on account of such termination and reletting.  Landlord’s exercise of its aforesaid option shall not be construed to impose any liability upon Landlord with respect to any real estate brokerage commission(s) or any other costs or expenses incurred by Tenant in connection with its proposed subletting or assignment.  If Landlord does not exercise its options to terminate this Lease or sublet the Premises, Tenant shall be free to sublet such space to any third party on the same terms set forth in the notice given to Landlord, subject to obtaining Landlord’s prior consent as hereinabove provided.”

d.             Paragraph 12(f) of the Lease is hereby amended to read as follows:

“f. In the case of an assignment, fifty percent (50%) all sums or other economic consideration received by Tenant as compensation for such assignment shall be paid to Landlord after first deducting the cost of any real estate commissions and reasonable assignment costs incurred in connection with such assignment.  In the event such consideration is received by Tenant in installments, the portion of each installment to be paid to Landlord shall be determined by subtracting from the installment an amount equal to the total amount of the foregoing permitted deductions divided by the total number of installments.”

ADD-14

e.                                       Paragraph 12(e) of the Lease is hereby amended to read as follows:

“e. In the case of a subletting, fifty percent (50%) of all sums or economic consideration received by Tenant as a result of such subletting shall be paid to Landlord after first deducting (i) the rental due hereunder, prorated to reflect only rental allocable to the sublet portion of the Premises, and (ii) the cost of any real estate commissions and reasonable subletting costs incurred in connection with such subletting, amortized over the term of the sublease.”

11.                                 Amendment of Paragraph 17.  Paragraph 17(c) of the Lease is hereby amended to read as follows:

“c. Tenant’s Financial Statements.  No more than once during any 12-month period, Tenant shall deliver to Landlord within ten (10) days following Landlord’s request, Tenant’s most recent complete and accurate (i) unaudited financial statements covering a period ending not more than 90 days prior to Landlord’s request and (ii) audited financial statements covering the year period ending on December 31 of the year immediately prior to Landlord’s request.  Such statements shall be prepared in accordance with generally accepted accounting principles, to the extent applicable to Tenant’s business, consistently applied.  The audited financial statements shall be certified as accurate and complete by an independent certified public accountant.  All such financial statements shall be received by Landlord in confidence and may only be disclosed by Landlord to its current and/or prospective lenders and/or purchasers who shall also be instructed to maintain such information in confidence.”

12.                                 Amendment of Paragraph 18.  Paragraph 18 of the Lease is hereby deleted in its entirety and the following language is substituted in its place:

“Intentionally omitted.”

13.                               Amendment of Paragraph 19.

a.                                  The last sentence of Paragraph 19(a) of the Lease is hereby amended as follows:

“Within twenty (20) days following Landlord’s request or the request of any such mortgagee, beneficiary or ground lessor, Tenant shall execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, or to evidence such attornment.”

b.                            Paragraph 19(c) of the Lease is hereby amended as follows:

“Within twenty (20) days of Landlord’s request therefore, Tenant shall execute and deliver such amendments of this Lease as shall have been required by Landlord’s lender in connection with the making of a loan to

ADD-15

be secured by the Property, provided such amendment does not increase the obligations of Tenant under this Lease or materially and adversely affect Tenant’s leasehold interest.”

c.                               The following paragraph is hereby added as Paragraph 19(d) of the Lease:

“d. Non-Disturbance Agreement.  Upon Tenant’s written request therefor, Landlord shall make commercially reasonable efforts to obtain from any Holder a non-disturbance agreement acknowledging Tenant’s right to quiet possession of the Premises (as described in Paragraph 19(a) of this Lease) in Holder’s standard form.”

14.                               Amendment of Paragraph 22.

a.                                Paragraph 22(e) of the Lease is hereby amended as follows:

“e. Holding Over.  If Tenant remains in possession of the Premises or any part thereof after the expiration of the term, such occupancy shall be a tenancy from month to month at a rental in the amount of one hundred fifty percent (150%) of the last month’s Base Rent and Tenant’s monthly obligation regarding Operating Expenses and Property Taxes during the term plus all other charges payable under this Lease, and upon all of the other terms of this Lease.  Tenant shall also defend and indemnify Landlord from all loss, liabilities, damages and costs, including consequential damages and attorneys’ fees, incurred by Landlord and resulting from Tenant’s failure to surrender possession of the Premises to Landlord when and as required under this Lease.  The provisions of this Section shall survive the expiration or earlier termination of this Lease.”

b.                               Paragraph 22(j) is hereby amended to read as follows:

“j.  Brokers.  Each of Landlord and Tenant warrants to the other that it has had no dealings with any real estate broker or agent other than the Broker(s) identified in the Basic Lease Information in connection with the Premises or this Lease.  Each of Landlord and Tenant shall indemnify the other party and hold the other party harmless from and against all claims, demands, costs or liabilities (including, without limitation, attorneys’ fees) asserted by any third party other than such Broker(s) based upon dealings of that third party with Landlord or Tenant, as applicable, in connection with the Premises or this Lease.”

ADD-16

15.                                 Improvement Loan.  Subject to any amounts reimbursed to Tenant by Landlord in accordance with paragraph 2 of Exhibit B to this Lease, in the event the cost of Tenant’s Work (as defined in Exhibit B to the Lease) exceeds the Tenant Improvement Allowance (as defined in Exhibit B), Tenant shall either pay such additional cost to Landlord upon its demand as set forth in Exhibit B or, at Tenant’s request, Landlord shall advance such excess cost for Tenant’s account as a loan, in a total amount not to exceed $100,655.00 (based on $5.00 per rentable square foot of the Premises) (the “Additional Tenant Improvement Allowance”), in accordance with the terms and conditions of this paragraph.

a.                                       Landlord shall not be obligated to advance the Additional Tenant Improvement Allowance for so long as any material default of Tenant remains uncured.

b.                                      The Additional Tenant Improvement Allowance shall constitute a loan from Landlord to Tenant and shall bear interest at ten percent (10%) per annum on the unpaid principal balance thereof, from the date of disbursement by Landlord until repayment by Tenant.  Tenant shall repay the Additional Tenant Improvement Allowance to Landlord or its order in accordance with the following provisions:

(1)                       Principal and interest (except as provided in subparagraph (2) below) shall be paid in equal monthly installments in an amount that will fully amortize the Additional Tenant Improvement Allowance over the initial term of the Lease, as additional rent; provided that the Additional Tenant Improvement Allowance and interest accrued thereon, shall not be included in Base Rent for purposes of the calculation of holdover rent pursuant to Paragraph 22(e) except to the extent that any portion of the Additional Tenant Improvement Allowance and interest accrued thereon remains unpaid at the end of the initial term. The first such monthly installment shall be due and payable on the first (1st) day of the second (2nd) full calendar month following advancement of the Additional Tenant Improvement Allowance and subsequent installments shall be due and payable on the first (1st) day of each and every successive calendar month thereafter until the Additional Tenant Improvement Allowance and all interest accrued thereon is paid in full.  All payments shall be credited first to interest then due and the balance to principal.

(2)                        Tenant shall have the right to prepay the principal of the Additional Tenant Improvement Allowance in whole or in part at anytime without penalty or interest, and each such prepayment shall be applied to the most recently due installments.

ADD-17

16.                               Right of First Offer.

a.                                       Tenant shall have a right of first offer, to expand the Premises by adding the adjacent premises as shown on Exhibit A to the Lease (the “Expansion  Space”).  At any time during the term of this Lease, upon Landlord’s receipt of a bona fide offer and before entering into any lease negotiation for the Expansion Space for a term that overlaps the term of this Lease, in whole or in part, Landlord shall provide Tenant with seven (7) business days’ prior notice (“First Offer Notice”) of Landlord’s intention to enter into lease negotiations and Tenant shall have the option, exercisable by notice to Landlord given prior to the expiration of such seven (7) day period to cause the Expansion Space to be added to the Premises.

b.                                      Within five (5) days following Tenant’s notice as described above, Landlord and Tenant shall enter into an amendment of this Lease adding the Expansion Space to the Premises, effective on the earlier of the commencement date set forth in the First Offer Notice or sixty (60) days following the date of Landlord’s First Offer Notice.  If the right of first offer is exercised prior to October 1, 2005, such amendment shall provide that the Base Rent and Tenant’s percentage share of increases in Operating Expenses and Property Taxes shall be increased in direct proportion to the increase in the rentable area of the Premises resulting from adding the Expansion Space, and Landlord shall provide a tenant improvement allowance in an amount equal to the product of the rentable area of the Expansion Space multiplied by the number of months in the term of this Lease remaining after Tenant takes possession of the Expansion Space multiplied by $0.238. If the right of first offer is exercised after October 1, 2005, the amendment adding the Expansion Premises to the Lease shall provide that the Base Rent shall be increased by the amount of the then fair market rental of the Expansion Space, Tenant’s percentage share of increases in Operating Expenses and Property Taxes shall be increased in direct proportion to the increase in the rentable area of the Premises resulting from adding the Expansion Space and there shall be an additional tenant improvement allowance, if any, which is commensurate with the determination of fair market rent for the Expansion Space. If Landlord and Tenant are unable to agree upon the fair market rental value of the Expansion Space, the same shall be determined in accordance with Paragraph 10(d) of this Addendum.”

c.                                       If Tenant does not elect to lease the Expansion Space, Landlord shall be free to lease it to others without further reference to Tenant.

ADD-18

17.           Option to Extend.  Tenant shall have one (1) option to extend the term of this Lease for a three (3) year period (“Option Period”), with the Option Period commencing on the day after the last day of the initial term of this Lease and subject to the following terms and conditions:

a.             At the time the option is exercised, this Lease shall be in full force and effect, Tenant shall not be in default hereunder (following the expiration of all cure periods), and Tenant shall not have sublet the Premises, unless in a transaction for which Landlord’s consent is not required or as to a shared use sublet of a portion of the Premises; and

b.             The option must be exercised by notice given to Landlord not earlier than twelve (12) months and not later than nine (9) months prior to the expiration of the term of this Lease (“Exercise Period”); and

c.            In the event the option is timely and effectively exercised, the term shall be extended for a period of three (3) years, upon all of the terms and conditions of the Lease; provided, however, that the Base Rent shall be the then fair market rental value of the Premises and provided further that the base year for calculation of Tenant’s Percentage Share of Operating Expenses and Property Taxes shall be amended to a base year consistent with the fair market rental value of the Premises, but in no event shall the amount payable by Tenant as Base Rent and Tenant’s Percentage Share of Operating Expenses and Property taxes be less than the sum of the average Base Rent for the term of this Lease and Tenant’s Percentage Share of Operating Expenses and Property Taxes in effect immediately prior to the Option Period, and there shall be no further options to extend. Fair market rental value may include periodic increases.

d.             Determination of the fair market rent during the Option Period shall be as follows: For the purposes hereof, the fair market rent of the Premises shall be product of (1) the annual amount per square foot that a willing, comparable tenant would pay and a willing, comparable landlord of a comparable building in the immediate area would accept at “arm’s length,” giving appropriate consideration to the credit of the Tenant, free rent and other tenant inducements then being offered for comparable space, length of lease term, size and location of premises being leased, tenant improvement allowances, if any, and other generally applicable terms and conditions of tenancy for comparable space, and (2) the rentable area of the Premises. At Tenant’s request, within thirty (30) days of commencement of the Exercise Period, Landlord shall provide Tenant with the proposed fair market rent for the Premises.  Tenant may dispute Landlord’s determination of fair market rent by notice given to Landlord within fifteen (15) days after Landlord’s determination is given to Tenant, and the parties shall then negotiate in good faith to resolve the dispute.  If such dispute is not resolved by negotiation between the parties within thirty (30) days following Tenant’s notice of its dispute of Landlord’s

ADD-19

determination, then fair market rent shall be determined by baseball-type arbitration before a single arbitrator in accordance with the commercial arbitration rules of the American Arbitration Association then in effect.

(1)                                  If Tenant does not timely dispute Landlord’s determination, then Landlord’s determination shall be deemed the fair market rent during the Option Period.  If fair market rent has not been determined prior to the commencement of the Option Period, Tenant shall pay Base Rent when due based upon Landlord’s determination of fair market rent, subject to retroactive adjustment between the parties if the determination by appraisal is different from Landlord’s determination.

(2)                                  When fair market rent is to be determined by arbitration, within ten (10) days after the expiration of the thirty (30) day negotiation period, Landlord and Tenant shall agree upon a mutually acceptable arbitrator to determine the fair market rent of the Premises.  Should Landlord and Tenant be unable to agree upon an arbitrator, then either Landlord or Tenant may submit to the American Arbitration Association (“AAA”) for appointment of the arbitrator pursuant to its applicable rules then in effect.  This Paragraph 10(d) is an agreement to arbitrate.  The arbitrator selected pursuant to the AAA process shall be a real estate appraiser with at least ten years of experience in appraising commercial real property in Alameda County.  Within thirty (30) days after the appointment, each party shall submit to the arbitrator its proposed fair market rental for the Premises for the Option Period, together with supporting documentation thereof and the arbitrator shall, within thirty (30) days of receipt of the last party’s submittal, select one of the proposed fair market rental amounts as the Base Rent for the Option Period.  All fees and costs of the arbitrator in connection with the determination of fair market rent shall be paid by the party whose proposal is rejected by the arbitrator.

e.                                       Prior to the commencement of the Option Period, or as soon thereafter as the Base Rent is established, Tenant and Landlord shall execute an amendment to this Lease extending the term and setting forth the Base Rent during the Option Period.

ADD-20

18.                                 Furniture.  As of the delivery of possession of the Premises to Tenant, the parties anticipate that there will be located therein certain furniture, fixtures and equipment owned by Landlord, including a minimum of twenty (20) cubicles and cubicle-related office furniture currently located in the Premises, and Tenant shall also relocate and refurbish the lab benches from 850 Marina Village Parkway (all of such items are, collectively, “Landlord’s FF&E”).  Tenant shall accept the use of Landlord’s FF&E in its “as-is” condition, subject to wear and tear and any damage caused by Landlord’s relocation of such FF&E. Landlord shall reassemble the cubicles for Tenant in accordance with the construction documents.  Each item of Landlord’s FF&E shall be listed on Exhibit E, to be completed and attached hereto by Landlord following delivery of possession of the Premises.  Tenant shall maintain all of Landlord’s FF&E in good condition and repair and shall promptly repair to good condition any of such items which are damaged and shall replace any items which are damaged beyond repair with items for the same purpose and of at least equivalent replacement cost.  Tenant shall not remove any of Landlord’s FF&E from the Premises without Landlord’s prior consent, which consent shall not unreasonably be withheld so long as such removal is in exchange for items for the same purpose and of at least equivalent replacement cost.

19.                                   Base Rent Credit.  Provided that there is not an event of default by Tenant, Landlord shall credit $64,923.00 against the first amounts of Base Rent otherwise becoming due.  Landlord shall credit an additional $698.00 per day after November 1, 2004, against the first amounts of Base Rent otherwise becoming due in the event that Landlord is unable to deliver possession of the Premises to Tenant on or before November 1, 2004, due solely to reasons under Landlord’s control.

20.                                 Signage.  Tenant shall be allowed, at its expense, to place a building sign at the entry to the Premises and install a monument sign at the entry to the Building in a location designated by Landlord in accordance with Marina Village Signage Criteria and any applicable governmental regulations.

21.                                 Parking.  Tenant shall be entitled to the free non-exclusive use of parking, on a non-designated basis, at the rate of 3.4 spaces per 1,000 rentable square feet of Tenant’s leased Premises throughout the Term and any option term.

ADD-21

IN WITNESS WHEREOF, Landlord and Tenant have executed this Addendum to the Lease as of the date first set forth above.

TENANT:	LANDLORD:

BERKELEY HEARTLAB, INC.,	ALAMEDA REAL ESTATE INVESTMENTS, a
a California corporation	California limited partnership

	By:	Vintage Alameda Investments, LP,
By:		a California limited partnership,
its operating general partner
Name:
		By:	Vintage Properties-Alameda Commercial,
Title:			a California corporation,
its managing general partner

By:
Joseph R. Seiger
President

ADD-22

AMENDMENT NO. 1
TO
MARINA VILLAGE INDUSTRIAL GROSS LEASE

THIS AMENDMENT NO. 1 TO MARINA VILLAGE OFFICE LEASE is made and entered into as of March 7, 2005, by and between ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership (“Landlord”), and BERKELEY HEARTLAB, INC., a California corporation (“Tenant”).

Landlord and Tenant have previously entered into that certain Marina Village Industrial Gross Lease dated August 20, 2004 (the “Lease”) with respect to certain premises located in 960 Atlantic Avenue, Suite 100, Alameda, California.  Landlord and Tenant now desire to amend the Lease to expand the premises effective March 15, 2005 as hereinafter provided and, accordingly, Landlord and Tenant hereby agree as follows (unless otherwise defined, all capitalized terms used in this Amendment shall have the same meanings as set forth in the Lease):

1              Amendment of Basic Lease Information.  The following provisions of the Basic Lease Information are hereby amended to read as follows:

Premises:

Effective March 15, 2005 (the “Expansion Date”), approximately 26,891 rentable square feet (“rsf”) located at 960 Atlantic Avenue, consisting of approximately 20,131 square feet for the Initial Premises and approximately 6,760 square feet for the Expansion Premises as outlined on Exhibit A-1 attached to Amendment No. 1.

Base Rent:	Previous rent schedule remains unchanged except as follows:

	11/1/04 – 1/31/05	$21,641.00/month
	2/1/05 – 2/28/05	$22,817.70/month
	3/1/05 – 3/15/05	$10,304.77/month
	3/15/05 – 3/31/05	$16,498.06/month
	4/1/05 – 1/31/06	$30,631.40/month
	2/1/06 – 1/31/07	$45,421.40/month
	2/1/07 – 1/31/08	$46,739.40/month
	2/1/08 – 1/31/09	$48,083.40/month
	2/1/09 – 1/31/10	$49,481.40/month
	2/1/10 – 1/31/11	$50,907.40/month
	2/1/11 – 10/31/11	$52,305.40/month

Tenant’s Percentage Share:	26,891 rsf ÷ 40,003 rsf = 67.22%, Effective March 15, 2005

Security Deposit:	$105,000

Exhibits:	Exhibit A to the Lease is deleted and replaced by Exhibit A-1 attached to Amendment No. 1.

1

2              Amendment of Paragraph 9 of the Addendum to the Lease.  Paragraph 9 of the Addendum to the Lease is hereby amended to read as follows:

Security Deposit.  On execution of this Lease, Tenant shall deliver to Landlord the sum specified in the Basic Lease Information (the “Deposit”).  If at any time during the term of this Lease, Tenant’s unrestricted cash reserves as shown on Tenant’s (a) monthly bank statement and (b) the balance sheet of Tenant for the period ended not more than thirty (30) days prior, certified by the chief financial officer or chief executive officer or president of Tenant as true and correct (collectively, the “Tenant Financials”) fall below $350,000.00, then within seven (7) business days after demand therefore, Tenant shall deliver to Landlord as an increase in the Deposit, an additional amount of $105,000 for a total Security Deposit of $210,000.00 (the “Additional Deposit”); provided, however, if at any time thereafter, Tenant maintains for a consecutive six (6) month period as shown on the Tenant Financials, minimum unrestricted cash reserves of at least $390,000.00, Landlord will return to Tenant within seven (7) days after Tenant’s demand, an amount equal to the Additional Deposit.  At such time as Tenant demonstrates to Landlord’s reasonable satisfaction that during four (4) consecutive financial quarters Tenant has (i) had positive cash flow, and (ii) has maintained unrestricted cash reserves of at least $5,000,000.00 (as shown on the Tenant Financials), Landlord will reduce the Deposit to an amount equal to $43,000.00.  The Deposit, as increased by the Additional Deposit, shall be held by Landlord as security for the performance by Tenant of all of the provisions of this Lease.  Following an event of default by Tenant under this Lease, Landlord may use, apply or retain all or any portion of the Deposit, if necessary, for the payment of any rent or other charge in default, or the payment of any other sum to which Landlord may become obligated by Tenant’s default, or to compensate Landlord for any expense, loss or damage which Landlord may suffer thereby as a result of the default.  If Landlord so uses or applies all or any portion of the Deposit, if necessary, then within ten (10) days after demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the Deposit to the full amount thereof, and Tenant’s failure to do so shall be a material breach of this Lease.  Landlord shall not be required to keep the Deposit separate from its general accounts.  If Tenant performs all of Tenant’s obligations under this Lease, the Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest for its use, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest under this Lease) at the expiration of the term hereof, and after Tenant has vacated the Premises.  No trust relationship is created herein between Landlord and Tenant with respect to the Deposit.  Tenant waives the provisions of California Civil Code Section 1950.7, and all other present and future laws which restrict the amount or types of claim that a landlord may make upon a security deposit or imposes upon a landlord or a successor any obligation with respect to the handling or return of security deposits.  Notwithstanding the foregoing, Tenant shall have the right to increase the current letter of credit by $24,000.00 within fifteen (15) days after the date of this Amendment.

At any time during the term of this Lease, in lieu of the Deposit, Tenant may deliver to Landlord an irrevocable stand-by letter of credit in an amount equal to the Deposit, as

2

may be increased by the Additional Deposit for the account of Tenant and for the benefit of Landlord and any successor in interest to Landlord, issued by a National Banking Association member satisfactory to the Landlord, and in the form attached hereto as Exhibit F, or such other form as may be reasonably acceptable to Landlord (the “Letter of Credit”).  If Tenant delivers the Letter of Credit to Landlord at any time after the execution of this Lease, then promptly following such delivery, Landlord shall return the cash then held as the Deposit to Tenant.  Following an event of default by Tenant under this Lease, Landlord may draw down a portion of the amount of the Letter of Credit, as it may have been amended from time to time as provided in this Lease, and use, apply or retain all or any such portion of the amount so drawn, for the payment of any Base Rent or other charge payable by Tenant and then in default, or the payment of any other sum to which Landlord may become obligated by Tenant’s event of default, or to compensate Landlord for any loss or damage which Landlord may suffer as a result of Tenant’s event of default.  If Landlord so draws the Letter of Credit, then within ten (10) days after demand therefor Tenant shall give to Landlord another letter of credit or cash which is similarly reasonably acceptable to Landlord in an amount sufficient, when taken together with the amount remaining undrawn under any other letter of credit given by Tenant to Landlord and the proceeds of any letter of credit drawn by Landlord and not previously applied as described above, to be equal to the full amount of the Letter of Credit, and Tenant’s failure to do so shall be a material breach of this Lease.  Landlord shall not be required to keep any proceeds of any letter of credit provided by Tenant separate from its general accounts.  If Tenant performs all of Tenant’s obligations under this Lease, the Letter of Credit, any replacements thereof or additions thereto, and any proceeds therefrom (without any interest for the use of such proceeds) not previously applied as described above, shall be returned to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest under this Lease) at the expiration of the term hereof, and after Tenant has vacated the Premises.  No trust relationship is created herein between Landlord and Tenant with respect to the Letter of Credit and any replacements thereof, additions thereto and proceeds of any of the foregoing.”

3              Condition of the Premises.  Landlord shall deliver and Tenant shall accept the Expansion Premises in it “as-is” condition as of the commencement of the Expansion Date, and within thirty (30) days following the date of this Amendment, Landlord shall complete the work described in the attached Schedule 1.  Landlord shall have no obligation to improve or otherwise alter the Premises in connection with this Amendment No. 1. Landlord and Tenant acknowledge that Tenant desires to effect substantial improvements to the Expansion Premises to adapt the Expansion Premises for Tenant’s occupancy.  Tenant shall have the right to complete alterations to the Expansion Premises pursuant to paragraph 8 of the Lease.

4              Tenant Improvement Allowance.  Landlord shall reimburse Tenant for costs it incurs to complete alterations and improvements within the Expansion Premises with the Landlord’s reimbursement not exceeding $127,906.00 (the “Improvement Allowance”).  Landlord shall reimburse Tenant within

3

                                                thirty (30) days after Tenant’s request, made prior to March 1, 2006, for up to half the Tenant Improvement Allowance ($63,953), and Tenant shall be allowed to use such Improvement Allowance towards any costs associated with Tenant’s existing Premises.  Landlord shall reimburse Tenant within thirty (30) days after Tenant’s request, made on or before March 1, 2007, for the remaining half of the Tenant Improvement Allowance ($63,953).  Such reimbursement shall occur provided that: (i) Tenant is not in default under the Lease at the time the Improvement Allowance is payable, (ii) Tenant’s request is accompanied by copies of invoices for the work of alterations in the Premises paid by Tenant to third parties in an amount equal to or in excess of the amount requested, and (iii) the request is accompanied by evidence, such as final unconditional waivers and releases of liens, reasonably satisfactory to Landlord, of the absence of unsatisfied claims relating to the work.

5              Right of First Offer.  Tenant’s expansion of the Premises under this Amendment No. 1 shall be deemed as in full satisfaction of Landlord’s obligations under paragraph 16 of the Addendum to the Lease and Tenant shall have no further Right of First Offer.

6              Ratification.  Landlord and Tenant hereby ratify and confirm all of the terms of the Lease as modified by paragraphs 1 through 5 above.  Except as expressly set forth to the contrary in this Amendment, the Lease, as amended, remains unmodified and in full force and effect.  To the extent of any conflict between the terms of this Amendment and terms of the Lease, the terms of this Amendment shall control.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 1 as of the date first set forth above.

TENANT:		LANDLORD:

BERKELEY HEARTLAB, INC., a California corporation		ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership

By:	/s/	By:	Vintage Alameda Investments, LP, a
California limited partnership, its
Name:	Chief Financial Officer		operating general partner

Title:	W. Andy Ambrose	By:	Vintage Properties-Alameda
Commercial, a California corporation, its
By:			managing general partner

Name:		By:	/s/
Joseph R. Seiger
Title:			President

4

SCHEDULE 1

BASE BUILDING IMPROVEMENTS

The base building improvements and systems as described below shall be furnished by Landlord at Landlord’s sole cost and expense and shall be delivered in good condition and repair and in compliance with all laws (“Base Building Improvements”).

1.             The base Building shall be in compliance with applicable ordinances, codes and governmental regulations in accordance with the provisions of paragraph 8(c) of the Lease.

2.             A separate electricity meter shall be installed for the Expansion Premises and the Expansion Premises shall be served by a 200 amp service with the circuit breaker panel located in the janitorial closet.

3.             All equipment presently located in the server room adjacent to the janitorial closet, including wall-mounted distribution boards and security panels shall be removed.

4.             All damaged or missing ceiling tiles shall be replaced.

5.             All systems furniture presently stored in the Expansion Premises shall be removed.

5

EXHIBIT A-1

OUTLINE OF PREMISES

3,039 S.F.
USEABLE
974 S.F.
USEABLE
25,615 S.F.
USEABLE
3,066 S.F.
USEABLE
3,488 S.F.
USEABLE
3,618 S.F.
USEABLE
ELECT.

CORE-RENTABLE

CORE-NONRENTABLE

CORRIDORS

BUILDING TOTAL

GROSS AREA:	40,003 S.F.
CORE NON-RENTABLE:	0 S.F.
CORE RENTABLE:	203 S.F.
CORRIDORS:	0 S.F.
USEABLE:	39,800 S.F.
RENTABLE:	40,003 S.F.
LOAD FACTOR:	1.005

MARINA VILLAGE

960 ATLANTIC AVE.

BLD'G L

BURNS/
NETTLE

A-1

MARINA VILLAGE
Alameda, California

INDUSTRIAL GROSS LEASE
BASIC LEASE INFORMATION

Effective Date:	August 20, 2004		Lease Reference

Landlord:	ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership

Tenant:	BERKELEY HEARTLAB, INC., a California corporation

Premises and Building Address:	960 Atlantic Avenue, Suite 100 Alameda, CA 94501		Paragraph 1

Approximate Area of Premises:	Approximately 20,131 rentable square feet		Paragraph 1

Term Commencement:	The later date of (i) October 1, 2004, or (ii) the date on which Landlord delivers possession of the Premises to Tenant, with the Tenant Improvements substantially complete		Paragraph 2

Term Expiration:	The last day of the eighty-fourth (84th) month following the Term Commencement Date		Paragraph 2

Base Rent:	Term Commencement		Paragraph 3(a)

	Date – 12/31/05	$ 21,642/month
	1/1/06 – 12/31/06	$ 32,713/month
	1/1/07 – 12/31/07	$ 33,694/month
	1/1/08 – 12/31/08	$ 34,705/month
	1/1/09 – 12/31/09	$ 35,746/month
	1/1/10 – 12/31/10	$ 36,818/month
	1/1/11 – Term Expiration Date	$ 37,923/month

Tenant’s Percentage Share:	20,131 rsf ÷ 40,003 rsf = 50.32%		Paragraph 4(a)

Base Year:	2005		Paragraph 4(a)

Use:	General office, administrative and wet research laboratory		Paragraph 6(a)

Security Deposit:	$81,000.00		Paragraph 16

Tenant’s Address for Notices:	Berkeley Heartlab, Inc. 839 Mitten Road Burlingame, CA 94010 Attn: Chief Financial Officer Telecopier No. (650) 697-4501		Paragraph 21

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Landlord’s Address for Notices:	Alameda Real Estate Investments 2479 East Bayshore Road, Suite 704 Palo Alto, CA 94303 Attn: Joseph R. Seiger Facsimile No. (650) 463-1615	Paragraph 21

With a copy to (and address for payment of rent):	Alameda Real Estate Investments 1150 Marina Village Parkway, Suite 100 Alameda, California 94501 Facsimile No. (510) 523-1638

Broker(s):	Robert Tasker of CM Realty, Inc.	Paragraph 22(j)

Exhibits & Other Attachments:

Exhibit A: Outline of Premises

Exhibit B: Initial Improvement of the Premises

Exhibit C: Verification Memorandum

Exhibit D: Operating Expense Exclusions

Exhibit E: Landlord’s FF&E

Exhibit F: Letter of Credit

Addendum to Industrial Gross Lease

The provisions of the Lease identified above in the margin are those provisions where references to particular Basic Lease Information appear.  Each such reference shall incorporate the applicable Basic Lease Information.  In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.

TENANT:		LANDLORD:

BERKELEY HEARTLAB, INC., a California corporation		ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership

By:	/s/	By:	Vintage Alameda Investments, LP,
a California limited partnership,
Name:	Chief Financial Officer		its operating general partner

Title:	Warren Ambrose	By:	Vintage Properties-Alameda Commercial,
a California corporation,
its managing general partner

		By:	/s/
Joseph R. Seiger
President

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	c.	Tenant’s Waiver and Indemnity	9

10.	Damage or Destruction		10

	a.	Insured Loss	10
	b.	Uninsured Loss	10
	c.	Abatement of Rent	10

11.	Eminent Domain		10

12.	Assignment and Subletting		11

	a.	General Restriction	11
	b.	Bases of Withholding Consent	11
	c.	Recapture	12
	d.	Assignment or Subletting by Sublessee	13
	e.	Sharing of Assignment Consideration	13
	f.	Sharing of Subletting Consideration	13
	g.	Effect of Assignment or Subletting	13
	h.	Reimbursement of Landlord’s Costs	14
	i.	No Merger	14

13.	Default by Tenant		14

	a.	Event of Default	14
	b.	Landlord’s Remedies	15
	c.	Continuation of the Lease in Effect	16
	d.	Waiver of Reinstatement	16
	e.	Waiver of Jury Trial	16
	f.	Non-Exclusive Remedies	16

14.	Landlord’s Right to Cure Default		16

15.	Default by Landlord		17

16.	Security Deposit		17

17.	Estoppel Certificate		17

	a.	Tenant’s Estoppel Certificate	17
	b.	Reliance and Failure to Deliver	17
	c.	Tenant’s Financial Statements	18

18.	Relocation		18

19.	Subordination, Amendment for Lender		18

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	a.	Subordination	18
	b.	Landlord Defaults	19
	c.	Modification for Lender	19

20.	Attorneys’ Fees		19

21.	Notices		19

22.	General Provisions		20

	a.	Governing Law	20
	b.	Severability	20
	c.	Prior Agreements	20
	d.	No Waiver	20
	e.	Holding Over	20
	f.	Successors and Assigns	20
	g.	Landlord’s Entry	20
	h.	Authority	20
	i.	Landlord Liable	21
	j.	Brokers	21
	k.	Non-Discrimination	21
	1.	Confidentiality	21

23.	Exhibits		21

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AMENDMENT NO. 2
TO
MARINA VILLAGE INDUSTRIAL GROSS LEASE

THIS AMENDMENT NO. 2 TO MARINA VILLAGE INDUSTRIAL GROSS LEASE (this “Second Amendment”) is made and entered into as of May 30, 2007, by and between LEGACY PARTNERS I ALAMEDA, LLC, a Delaware limited liability company (“Landlord”), and BERKELEY HEARTLAB, INC., a California corporation (“Tenant”).

R E C I T A L S:

A.            Alameda Real Estate Investments, a California limited partnership (“Alameda”), and Tenant entered into that certain Marina Village Industrial Gross Lease dated as of August 20, 2004 (the “Original Lease”), pursuant to which Alameda leased to Tenant and Tenant leased from Alameda certain premises commonly known as Suite 100, containing approximately 20,131 rentable square feet of space (the “Original Premises”) located within that certain building located at 960 Atlantic Avenue (the “Building”), all as more particularly described in the Original Lease.

B.            Alameda and Tenant entered into that certain Marina Village Verification Memorandum dated as of August 20, 2004 (the “Verification Memorandum”), pursuant to which the parties, among other things, confirmed the Commencement Date, the Expiration Date and certain other terms relating to the Original Premises.

C.            Alameda and Tenant entered into that certain Amendment No. 1 to Marina Village Industrial Gross Lease dated as of March 7, 2005 (the “First Amendment”), pursuant to which the parties, among other things, expanded the Original Premises to include certain premises containing approximately 6,760 rentable square feet located within the Building and more particularly described in the First Amendment (the “Expansion Space”).  The Original Lease, Verification Memorandum and First Amendment are collectively referred to herein as the “Lease.” The Original Premises and Expansion Space are collectively referred to herein as the “Existing Premises”.  The Existing Premises is part of a multi-building commercial project known as “Marina Village” and located on an approximately 200-acre site on the estuary side of the island of Alameda (the “Project”).

D.            Landlord has succeeded to the interests of Alameda as landlord under the Lease.

E.             Landlord and Tenant now desire to amend the Lease to (i) extend the term of the Lease for the Existing Premises, (ii) expand the Existing Premises to include certain premises containing approximately 13,233 rentable square feet commonly known as Suite 102 and comprising the remainder of the rentable area of the Building, as depicted on Exhibit A attached hereto (the “Second Expansion Space”), and (iii) modify various terms and provisions of the Lease, all as hereinafter provided.

F.             All capitalized terms when used herein shall have the same meanings given such terms in the Lease unless expressly superseded by the terms of this Second Amendment.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Extension of Term.  The term of the Lease for the Existing Premises, which is currently scheduled to expire on October 31, 2011, is hereby extended for a period of three (3) years (the “Extended Term”) commencing as of November 1, 2011 and continuing until October 31, 2014 (the “Extended Term Expiration Date”), unless sooner terminated in accordance with the terms of the Lease, as hereby amended.

2.                                       Existing Premises Base Rent.  Notwithstanding anything in the Lease to the contrary, commencing on November 1, 2011 and ending on the Extended Term Expiration Date, the Base Rent payable by Tenant for the Existing Premises shall be paid separate and apart from the Base Rent payable for the Second Expansion Space, and shall be as set forth in the following schedule:

Period of Extended Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate per Rentable Square Foot of the Existing Premises

11/1/11 – 10/31/12	$671,199.36	$55,933.28	$2.08
11/1/12 – 10/31/13	$690,560.88	$57,546.74	$2.14
11/1/13 – 10/31/14	$713,149.32	$59,429.11	$2.21

3.                                       Addition of Second Expansion Space.  Commencing upon the Second Expansion Space Commencement Date (as defined in Section 4 below), the Existing Premises shall be expanded to include the Second Expansion Space, thereby increasing the size of the Existing Premises to 40,124 rentable square feet (i.e., 26,891 rentable square feet in the Existing Premises + 13,233 rentable square feet in the Second Expansion Space).  The Second Expansion Space shall be leased on the same terms and conditions set forth in the Lease, subject to the modifications set forth in this Second Amendment.  Effective from and after the Second Expansion Space Commencement Date, the “Premises” shall mean the Existing Premises and the Second Expansion Space.

4.                                       Second Expansion Space Commencement Date.  For purposes of this Second Amendment, the term “Second Expansion Space Commencement Date” shall mean the earlier of: (i) the date Tenant commences business operations in the Second Expansion Space; (ii) the date of Substantial Completion of the Second Expansion Space Tenant Improvements (as defined in Exhibit B attached hereto); and (iii) September 1, 2007.  The term of the Second Expansion Space (the “Second Expansion Space Term”) shall commence on the Second Expansion Space Commencement Date and expire conterminously with the Extended Term with respect to the Existing Premises on October 31, 2014.  The date that the Second Expansion Space Commencement Date actually occurs shall be confirmed by the parties in writing in an Amendment No. 3 to Marina Village Office Industrial Gross Lease (“Amendment No. 3”), which Amendment No. 3 shall be in substantially the form of Exhibit C attached hereto.  Amendment No. 3 shall be delivered by Landlord to Tenant after the Second Expansion Space Commencement

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                                                Date occurs, and Tenant shall execute and return such Amendment No. 3 to Landlord within five (5) business days after Tenant’s receipt thereof.

5.                                       Second Expansion Space Base Rent.

5.1           Second Expansion Space Base Rent.  During the Second Expansion Space Term, the Base Rent payable by Tenant for the Second Expansion Space shall be calculated separate and apart from the Base Rent payable for the Existing Premises, and shall be as set forth in the following schedule (subject to abatement as set forth in Section 5.2 below):

Period of Second Expansion Space Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Base Rental Rate per Rentable Square Foot of the Second Expansion Space
Second Expansion Space Commencement Date – 7/31/08	$230,254.20	$19,187.85	$1.45
8/1/08 – 7/31/09	$236,606.04	$19,717.17	$1.49
8/1/09 – 7/31/10	$244,545.84	$20,378.82	$1.54
8/1/10 – 7/31/11	$250,897.68	$20,908.14	$1.58
8/1/11 – 7/31/12	$258,837.48	$21,569.79	$1.63
8/1/12 – 7/31/13	$266,777.28	$22,231.44	$1.68
8/1/13-7/31/14	$274,717.08	$22,893.09	$1.73
8/1/14-10/31/14	$282,656.88	$23,554.74	$1.78

5.2           Abatement of Base Rent.  Notwithstanding anything to the contrary contained herein and provided that Tenant faithfully performs all of the terms and conditions of the Lease, as hereby amended, and is not in default under the Lease, as hereby amended, beyond all applicable notice and cure periods, Landlord hereby agrees to abate Tenant’s obligation to pay monthly Base Rent for the Second Expansion Space for the first three (3) months of the initial Second Expansion Space Term (the “Second Expansion Space Abated Rent”).  During such abatement period, Tenant shall remain responsible for the payment of all of its other monetary obligations under the Lease, as hereby amended, including without limitation, the Base Rent payable for the Existing Premises and all amounts payable pursuant to Paragraph 4 of the Original Lease (as amended by Section 8 below).

5.3           Advance Base Rent.  The Base Rent applicable to Second Expansion Space, only, for the fourth (4th) month of the Second Expansion Space Term (i.e., $19,187.85) shall be paid at the time of Tenant’s execution of this Second Amendment.

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6.                                       Tenant Improvements.  Tenant hereby agrees to accept the Existing Premises and the Second Expansion Space in their “AS IS” condition as of the date hereof and the Second Expansion Commencement Date, and except for Landlord’s obligation to contribute the Tenant Improvement Allowance pursuant to the Tenant Work Letter attached hereto as Exhibit B, Landlord shall have no obligation whatsoever to construct or pay for any improvements or alterations in or to the Existing Premises or the Second Expansion Space.  Tenant shall construct certain Tenant Improvements (as defined in Exhibit B attached hereto) for the Premises (i.e., the Existing Premises and the Second Expansion Space) pursuant to and in accordance with the terms and provisions of Exhibit B.

7.                                       Parking.  Effective from and after the Second Expansion Space Commencement Date, Paragraph 21 of the Addendum attached to the Original Lease shall be deleted in its entirety and replaced with the following:

“21.         Parking.  Throughout the Second Expansion Space Term, Tenant shall have the right to use, on a “first-come, first-serve” basis (subject to the terms of this Paragraph 21 below), in common with other tenants of the Project and free of parking charges, one hundred thirty-two (132) parking spaces (i.e., 3.3 parking spaces per 1,000 rentable square feet of the Premises), which parking spaces are located in the common surface parking areas servicing the Building as shall be designated by Landlord from time to time for parking for the Building.  All such parking spaces shall be unreserved parking spaces, except that Landlord shall designate three (3) of such parking spaces as reserved parking spaces in a location in the surface parking area in close proximity to the entrance of the Building.  Tenant’s continued right to use such parking spaces is conditioned upon: (i) Tenant abiding by (A) all rules and regulations which are prescribed by Landlord (and/or any common area association of the Project having rights over such parking areas) from time to time for the orderly operation and use of the parking areas where such parking spaces are located, and (B) all recorded covenants, conditions and restrictions affecting the Building and/or the Project; and (ii) Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations, covenants, conditions and restrictions.  Landlord (and/or any other owners of the Project) specifically reserve the right to change the size, configuration, design, layout, location and all other aspects of the Building’s or Project’s parking areas and facilities (including without limitation, implementing paid visitor parking), and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under the Lease, from time to time, temporarily close-off or restrict access to any or all of the Building’s or Project’s parking areas so long as during such temporary closure, Landlord, at its sole cost, uses commercially reasonable efforts to provide Tenant with replacement parking spaces in other parking structures and/or surface parking areas within a reasonable distance from the Building.  Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to Landlord.  Any parking tax or other charges imposed by governmental authorities in connection with the use of such parking shall be paid directly by Tenant or the parking users, or, if directly imposed against Landlord,

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Tenant shall reimburse Landlord for all such taxes and/or charges within ten (10) days after Landlord’s demand therefor.  The parking rights provided to Tenant pursuant to this Paragraph 21 are provided solely for use by Tenant’s own personnel and such rights may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval, except in connection with an assignment of the Lease or sublease of the Premises made in accordance with Paragraph 12 of the Lease (as amended by Paragraph 10 of this Addendum).  All visitor parking by Tenant’s visitors shall be subject to availability, as reasonably determined by Landlord, parking in such visitor parking areas as may be designated by Landlord (and/or any common area association of the Project having rights over the Project’s parking facilities) from time to time, and payment by such visitors of the prevailing visitor parking rate (if any) charged by Landlord (and/or such common area association) from time to time.”

8.                                       Tenant’s Percentage Shares; Operating Expenses and Property Taxes.  With respect to Tenant’s obligation to pay Tenant’s Percentage Share of Operating Expenses and Property Taxes, the parties hereby agree as follows:

8.1           During the period commencing on the Second Expansion Space Commencement Date and ending on the day before the Extended Term Commencement Date (the “Separate Calculation Period”), “Tenant’s Percentage Share” with respect to the Existing Premises shall be calculated separate and apart from “Tenant’s Percentage Share” with respect to the Second Expansion Space.  Accordingly, during the Separate Calculation Period, with respect to the Existing Premises, only: (i) Tenant’s Percentage Share for the Existing Premises shall be 67.02% (i.e., 26,891 rentable square feet in the Existing Premises/40,124 rentable square feet in the Building); and (ii) Tenant shall continue to pay Operating Expenses and Property Taxes with respect to the Existing Premises on a “gross basis” in accordance with the applicable terms and provisions of the Lease (i.e., Tenant shall pay Tenant’s Percentage Share for the Existing Premises of increases in Operating Expenses and Property Taxes over the Operating Expenses and Property Taxes in the Base Year).

8.2           During the Separate Calculation Period, with respect to the Second Expansion Space, only: (i) Tenant’s Percentage Share for the Second Expansion Space shall be 32.98% (i.e., 13,233 rentable square feet in the Second Expansion Space/40,124 rentable square feet in the Building); and (ii) Tenant shall pay Tenant’s Percentage Share for the Second Expansion Space of Operating Expenses and Property Taxes on a net basis, without reference to a “Base Year”, “Base Property Taxes,” “Base Operating Expenses” or “increase”.

8.3           From and after the Extended Term Commencement Date: (i) Tenant’s Percentage Share with respect to the entire Premises (i.e., the Existing Premises and the Second Expansion Space) shall be calculated together and shall equal 100% (i.e., 40,124 rentable square feet in the Premises/40,124 rentable square feet in the Building); and (ii) Tenant shall pay Tenant’s Percentage Share for the entire Premises of Operating Expenses and Property Taxes on a net basis, without reference to a “Base Year”, “Base Property Taxes,” “Base Operating Expenses” or “increase”.

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8.4           In accordance with the foregoing, effective from and after the Second Expansion Space Commencement Date, the Lease shall be modified in the following respects, but such modifications shall not apply to the Existing Premises until the Extended Term Commencement Date:

(a)     The phrase “Base Year” as set forth in the Basic Lease Information of the Original Lease shall be deleted in its entirety and of no further force or effect.

(b)     The phrase “increases in” in Paragraph 3(f) of the Original Lease shall be deleted in its entirety and of no further force or effect.

(c)     Paragraph 3(a) of the Addendum attached to the Original Lease shall be deleted and replaced with the following:

“a. Paragraph 4(a) of the Lease is hereby amended to read as follows:

a.   Obligation.  Tenant shall pay Tenant’s Percentage Share of the Operating Expenses and Property Taxes for each Expense Year.  As used herein “Expense Year” shall mean each calendar year during the Second Expansion Space Term.”

(d)     Clause (v) of Paragraph 3(b) of the Addendum attached to the Original Lease shall be deleted and replaced with the following: “(v) the cost of operating, maintaining, repairing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems and all other systems and equipment which serve the Building and/or any other building in the Project (including, without limitation, the existing fire/life safety systems and equipment located in the Building, the existing HVAC equipment on the roof of the Building and the equipment providing distribution within the Building of the HVAC from such existing HVAC equipment), and the cost of supplies and equipment and maintenance and service contracts in connection therewith (provided, however, Operating Expenses shall not include any such costs pertaining to the systems and equipment located in the Building to the extent Tenant is responsible for directly providing or paying for the cost of such operation, maintenance, repair, renovation and management of such systems and equipment located in the Building pursuant to Paragraph 8(a) below (as amended by Section 9.3 of the Second Amendment));”.

(e)     Clause (xi) of Paragraph 3(b) of the Addendum attached to the Original Lease shall be deleted and replaced with the following: “(xi) all actual charges for utilities for the Project which Landlord shall pay during any Expense Year, including, but not limited to, the costs of water, sewer and electricity, and the costs of HVAC and other utilities, as well as related fees, assessments and surcharges; provided, however, such utilities charges shall not include the cost of utilities provided to the Premises or the premises of other tenants of the Project since Tenant is responsible for directly paying for all such utilities charges pursuant to Paragraph 7 below.”

(f)      Clause (x) of Paragraph 3(b) of the Addendum attached to the Original Lease shall be deleted and replaced with the following: “(x) capital improvements, amortized over such improvements useful life (together with interest thereon at the rate paid by

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Landlord or which would have been paid if Landlord had borrowed such funds) as determined by Landlord in accordance with standard real estate accounting practices, to the extent such capital improvements (1) relate to items located in or servicing the Building that are Landlord’s obligation to repair and maintain pursuant to 9.3(a) of the Second Amendment, including, without limitation, repairs of such items to the extent the repairs of such items constitute capital improvements, or (2) are made in connection with Landlord’s compliance with any changes in the Legal Requirements (as defined below in this Lease) or to otherwise reduce Operating Expenses;”.

(g)     Clause (viii) of Exhibit D attached to the Original Lease shall be deleted and replaced with the following: “(viii) any improvements, alterations or other capital improvements, or depreciation or amortization thereof or any portion of the Project or any improvements or equipment other than those capital improvements that are expressly included as part of Operating Expenses pursuant to clause (x) of Paragraph 3(b) of the Addendum attached to the Original Lease (as amended by Section 8.4(f) of the Second Amendment);”.

(h)     The last two (2) sentences of Paragraph 4(b) of the Original Lease shall be deleted in their entirety and of no further force and effect.

(i)      Paragraph 4(c) of the Original Lease shall be deleted and replaced with the following:

“c.           Payment.

(1)           Payment of Operating Expenses and Property Taxes.  For each Expense Year ending or commencing within the Second Expansion Space Term, Tenant shall pay to Landlord, as additional rent, Tenant’s Percentage Share of the annual Operating Expenses and Property Taxes in each Expense Year, which payment shall be made in the manner set forth in Paragraph 4(c)(2) below.

(2)           Statement of Actual Operating Expenses and Property Taxes and  Payment by Tenant.  Landlord shall endeavor to give to Tenant on or before the first day of May following the end of each Expense Year, a statement (the “Statement”) which shall state the Operating Expenses and Property Taxes incurred or accrued for such preceding Expense Year, and which shall indicate therein Tenant’s Percentage Share thereof.  Upon receipt of the Statement for each Expense Year ending during the Second Expansion Space Term, Tenant shall pay, with its next installment of Base Rent due, the full amount of Tenant’s Percentage Share of Operating Expenses and Property Taxes for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Expenses,” as that term is defined in Paragraph 4(c)(3) below.  The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Paragraph 4.  Even though the Second Expansion Space Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Percentage Share of the Operating Expenses and Property Taxes for the Expense Year in which this Lease (as amended by the Second Amendment), terminates, Tenant shall immediately pay to Landlord an

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amount as calculated pursuant to the provisions of Paragraph 4(c)(1) above.  The provisions of this Paragraph 4(c)(2) shall survive the expiration or earlier termination of the Second Expansion Space Term.

Page 8 is missing from the original .pdf document.

9.                                       SECTION 9 STARTS SOMEWHERE IN HERE

9.1           placeholder

9.2           placeholder

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“7.           Services.

a.             Tenant’s Responsibility.  Tenant shall be solely responsible, at its sole cost and expense, for the furnishing of all services and utilities to the Premises, including, but not limited to HVAC, electricity, water, telephone, telecommunications, janitorial, cleaning, pest control, trash removal, security services, and replacement of all light bulbs, lamps, starters and ballasts for lighting fixtures within the Premises (as well as maintenance and repairs of the Premises in accordance with the provisions of Paragraph 8(a) below).  In connection with the foregoing, Tenant hereby agrees that (i) Landlord shall have absolutely no obligation to provide any such or other services or utilities to the Premises, it being agreed that this Lease is in the nature of a “single-tenant building” lease (although Landlord shall maintain and keep in service the existing utility connections located outside the Building and connected to the exterior of the Building as necessary for distribution of such utilities to the Premises by Tenant), (ii) Tenant shall contract directly with the applicable utility providers to provide all such utilities to the Premises, which utilities shall be separately metered, at Tenant’s cost, and (iii) Tenant shall pay for the cost of such utilities consumed at the Premises (and for all services provided to the Premises) directly to the applicable provider thereof.  All such services and utilities for the Premises shall be provided in such a manner so as to maintain the Premises and Building in first-class condition consistent with the first-class nature of the Project, and if Tenant fails to do so, and such failure shall continue for fifteen (15) days after notice from Landlord (which notice shall not be required in the event of an emergency), Landlord shall have the right to provide such services and/or such utilities and any charges or costs incurred by Landlord in connection therewith shall be deemed additional rent due and payable by Tenant upon receipt by Tenant of a written statement thereof from Landlord.

b.            Overstandard Tenant Use.  In the event that Tenant shall use, or desire to use, electricity, water, heating and air conditioning or any other utilities for the Premises in quantities that exceed the capacity of the equipment supplying the same to the Building or that are in excess of the quantities normally required for ordinary office and R&D use for premises in comparable office and R&D buildings in the vicinity of the Building, then, (i) subject to applicable law, and subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed, Tenant shall, at Tenant’s sole cost and expense, install such supplemental equipment as may be reasonably required to provide such excess capacity, and (ii) Tenant shall pay for the cost of any increased wear and tear on the Building’s existing systems and equipment (and repair and replacement of any such systems and equipment in accordance with Paragraph 8(a) below) caused by such excess use.

c.             Interruption of Use.  Except as provided in Paragraph 7(d) below, Tenant agrees that Landlord shall not be liable for damages, by abatement of rent or otherwise, for failure to furnish or delay in furnishing any utilities or services (including telephone and telecommunication services), or for any

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diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying rent (except as provided in Paragraph 7(d) below) or performing any of its obligations under this Lease.  Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any services or utilities to the Premises.

d.             Special Abatement.  In the event that Tenant’s use of the Premises (or any portion thereof) is materially and adversely interfered with as a result of, and Tenant in fact does not use the Premises or any portion thereof, as a result of, (i) Landlord’s failure to maintain and keep in service the existing utility connections located outside the Building and connected to the exterior of the Building as necessary for distribution of such utilities to the Premises by Tenant in accordance with Paragraph 7(a) above, and (ii) any failure by Landlord to perform any repairs required to be performed by Landlord pursuant to Paragraph 8(a) below, within ten (10) business days after Landlord has received notice from Tenant of the need for such repairs (or such longer period of time as is reasonably required for such repair work if Landlord commences such repair work within such 10-business day period and thereafter diligently prosecutes same to completion) (each, an “Abatement Event”), then Tenant shall deliver written notice to Landlord of such Abatement Event.  If such Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such notice from Tenant (“Eligibility Period”), then Tenant’s obligation to pay Base Rent and Tenant’s Percentage Share of Operating Expenses and Property Taxes shall be abated or reduced, as the case may be, from and after the first (1st) day following the Eligibility Period and continuing during such time that such Abatement Event continues to so materially and adversely interfere with Tenant’s use of (and Tenant does not use) the Premises or any portion thereof, with such abatement to be in the proportion that the rentable square feet of the portion of the Premises so materially and adversely interfered with (and that Tenant does not use) bears to the total rentable square feet of the Premises.  Solely for purposes of assisting Landlord in determining what area of the Premises, if any, is the subject of an Abatement Event, Tenant may, at its sole cost and expense, sequester the area of the Premises that is the subject of the Abatement Event (e.g., Tenant may tape off such area of the Premises); provided, however, that if Tenant or Tenant’s employees or visitors enter into and use any portion of the area so sequestered by Tenant, Tenant shall not be entitled to any abatement of Base Rent and Tenant’s Percentage Share of Operating Expenses and Property Taxes pursuant to this Paragraph 7(d) from and after the date of such entry and use.  To the extent

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Tenant shall be entitled to abatement of Base Rent and Tenant’s Percentage Share of Operating Expenses and Property Taxes because of a damage or destruction pursuant to Paragraph 10 of this Lease (as amended by Paragraph 8 of the Addendum attached to this Lease and Section 9.5 of the Second Amendment) or a taking pursuant to Paragraph 11 of this Lease, then the Eligibility Period shall not be applicable.”

9.3           Maintenance, Repairs and Alterations.  Paragraph 8 of the Original Lease shall be modified in the following respects:

(a)     Paragraphs 8(a) and 8(b) of the Original Lease (as amended by Paragraphs 6(a) and 6(b), respectively, of the Addendum attached to the Original Lease) shall be deleted in their entirety and replaced with the following:

“a.           Tenant’s Repairs.  Subject to Landlord’s repair obligations in Section 8(b) below, and except for any damage by casualty which is not Tenant’s obligation to repair pursuant to Paragraph 10 below, Tenant shall, at Tenant’s own expense, and with contractors reasonably acceptable to Landlord and subject to Tenant’s compliance with the following provisions of this Paragraph 8(a) and the provisions of Paragraph 8(c) below, keep the Building and every part thereof (except those portions of the Building which are Landlord’s obligation to maintain pursuant to Paragraph 8(b) below), including, without limitation, all tenant improvements, alterations, additions, equipment, restrooms, fixtures and furnishings therein (including all of the Building’s systems and equipment located within the Building, but excluding the existing fire/life safety systems and equipment located in the Building, the existing HVAC equipment on the roof of the Building and the equipment providing distribution within the Building of the HVAC from such existing HVAC equipment, all of which shall be the responsibility of Landlord in accordance with Section 8(b) below), all interior walls and wall coverings, doors, windows, glass, plate glass, ceilings, and skylights, in first-class order, repair and condition at all times throughout the Second Expansion Space Term.  Such repair obligations shall include, without limitation, replacement of items as may be necessary to keep same in the condition required hereinabove, notwithstanding that such replacements may be considered capital expenditures in accordance with accounting practices, and shall also include repairs of items above the ceiling, repairs of items below the floors (but not the floor slabs), and/or repairs of items within walls, such as, but not limited to, all plumbing and pipes for restrooms, and the equipment providing distribution within the Building of all electricity and all other utilities required for the Premises (including all electrical panels in equipment rooms or elsewhere within the Building).  Landlord shall have approval rights with respect to repairs and/or replacements which: (i) may affect the roof and/or the HVAC equipment thereon; (ii) may affect or consist of any of the structural components of the Building; (iii) which may adversely affect or consist of any of the Building’s systems and equipment; (iv) which may affect the exterior of the Building or any portion of the Project located outside of the Building, or can be seen from outside the Building; and/or (v) which may change the character of the Building as a first

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class office/R&D building (any of such items set forth in clauses (i) through (v) hereinabove shall sometimes be referred to as the “Landlord’s Approval Items”).  Tenant’s repair obligations set forth hereinabove shall include, without limitation, the obligation to promptly and adequately repair all damage to the Building and replace or repair all damaged or broken fixtures and appurtenances (subject, however, to the provisions of Paragraph 10 below regarding casualty damage to the Building); provided however, that, at Landlord’s option, or if Tenant fails to commence such repairs within ten (10) business days and thereafter diligently pursue such repairs to completion, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a ten percent (10%) administration fee sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same.  Tenant shall, at its own cost and expense, enter into regularly scheduled preventive maintenance/service contracts (and with maintenance contractors) reasonably approved by Landlord for the maintenance and service of all of the items listed above in this Paragraph 8(a) which Tenant is obligated to maintain.  Tenant shall deliver to Landlord full and complete copies of all such contracts entered into by Tenant prior to entering into same.

b.             Landlord’s Repairs.  Anything contained in Paragraph 8(a) above to the contrary notwithstanding, and subject to Paragraphs 10 and 11 of this Lease, Landlord shall maintain, as part of Operating Expenses, the common areas of the Project (including those systems and equipment located outside the Building but serving the Building), the existing HVAC equipment located on the roof of the Building and the equipment providing distribution within the Building of the HVAC from such existing HVAC equipment, the structural portions of the roof (including the roof membrane), the foundation and floor slabs of the Building and the load-bearing portions of walls (excluding wall coverings, painting, glass and doors) of the Building and the existing fire/life safety systems and equipment located in the Building; provided, however, to the extent such maintenance and repairs are caused by the act, neglect, fault of or omission of any duty by Tenant, its agents, employees or invitees, Tenant shall pay directly to Landlord as additional rent (but not as part of Operating Expenses), the reasonable cost of such maintenance and repairs.  Except as expressly provided in Paragraph 7(d) above, Landlord shall not be liable for any failure to make any such repairs, or to perform any maintenance and there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Project, Building or the Premises or in or to fixtures, appurtenances and equipment therein.  Tenant hereby waives and releases its right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code; or under any similar law, statute, or ordinance now or hereafter in effect.”

(b)     The following language shall be added to the end of the sentence ending with the phrase “which consent shall not be unreasonably withheld, conditioned or

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delayed” in the twelfth line of Paragraph 8(c) of the Original Lease: “provided, however, Landlord may withhold its consent in its sole and absolute discretion with respect to any alterations, additions or improvements which would constitute Landlord Approval Items (as defined in Paragraph 8(a) of this Lease, as amended by Section 9.2(a) of the Second Amendment)”.

(c)     In Paragraph 8(c) of the Original Lease, the phrase “of the Project” shall be added in between the words “tenants” and “and” in the ninth (9th) line from the bottom on page 7 of the Original Lease.

(d)     Paragraph 6(c) of the Addendum attached to the Original Lease shall be deleted and replaced with the following:

“d.           Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated.  At its sole cost and expense, Tenant shall promptly comply with all such governmental measures, other than the making of structural changes to the Building (collectively the “Excluded Changes”) except to the extent such Excluded Changes are required due to Tenant’s alterations to or manner of use of the Premises.  In addition, Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.  The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.”

9.4           Physical Damage Insurance on the Building.  On or prior to the Second Expansion Space Commencement Date, in addition to the Personal Property Insurance Tenant is required to maintain pursuant to Paragraph 9(a) of the Original Lease (as amended by Paragraph 7(a) of the Addendum attached to the Original Lease), Tenant shall procure Physical Damage Insurance covering the Building, including all improvements, alterations and additions now existing or hereafter made to the Building (including, without limitation, the Tenant Improvements installed pursuant to the terms and provisions of Exhibit B attached hereto, but excluding the base, shell and core of the Building).  Such insurance shall be written on the same basis and shall be maintained in the same manner as the Personal Property Insurance pursuant to and in accordance with the terms and provisions of Paragraph 9(a) of the Original Lease (as amended by Paragraph 7(a) of the Addendum attached to the Original Lease).

9.5           Damage or Destruction.  Paragraph 10 of the Original Lease (as amended by Paragraph 8 of the Addendum attached to the Original Lease) shall be amended in the following respects:

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(a)           In the event of a damage to or destruction of the Building, Landlord shall not be obligated to repair or restore Tenant’s personal property in the Premises.

(b)           In the event the cost of any repair by Landlord of any damage to any portion of the Building which is other than the base, shell and core pursuant to Paragraph 10 of the Original Lease (as amended by Paragraph 8 of the Addendum attached to the Original Lease) exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s repair of the damage.

10.                                 Option to Extend Extended Term and Second Expansion Space Term.  Tenant shall continue to have its option to extend the Lease, as hereby amended, as set forth in and pursuant to Paragraph 17 of the Addendum attached to the Original Lease, except that: (i) Tenant shall have two (2) options to extend the term of the Lease for periods of three (3) years each (each, individually an “Option Period”, and collectively, the “Option Periods”); (ii) the first Option Period shall be for the three (3) year period immediately following the expiration of the Second Expansion Space Term, and the second Option Period shall be for the three (3) year period immediately following the expiration of the first Option Period; (iii) the Base Rent payable for the entire Premises during the Option Period or Option Periods, as the case may be, shall be determined on a “net” basis, not a “gross basis” (i.e., without regard to an “increase” or “base year”); and (iv) such option to extend shall be personal to the original Tenant executing this Second Amendment (the “Original Tenant”), and may be exercised only by such Original Tenant (and any Affiliate (as defined in Section 12 below) to which Tenant’s entire interest in the Lease, as hereby amended, has been assigned pursuant to Paragraph 10(a) of the Addendum attached to the Original Lease), and not any other assignee, sublessee or other transferee of Tenant’s interest in the Lease, as hereby amended, or the Premises, and only when the Original Tenant (or such Affiliate assignee, as the case may be) is in actual physical occupancy and possession of the entire Premises as of the date the Original Tenant (or such Affiliate assignee, as the case may be) delivers to Landlord its written notice exercising such option to extend.

11.                                 Signs.

11.1         Monument Signage.  Subject to the approval of all applicable governmental entities, and subject to all applicable governmental laws, rules, regulations and codes, Landlord hereby grants Tenant the non-exclusive right to have Tenant’s name “Berkeley Heartlab, Inc.” (but no other markings) displayed on one (1) strip of the existing monument sign for the Project located along Atlantic Avenue (the “Signage Monument”).  The design, size, specifications, graphics, materials, colors, lighting (if applicable) and exact location with respect to Tenant’s name on the Signage Monument shall be (i) consistent with the other names and signs (if any) on or to be placed on the Signage Monument and the quality and appearance of the Project, and (ii) designated by Landlord, subject to the approval of all applicable governmental authorities.  Landlord shall install Tenant’s name on the Signage Monument at Tenant’s sole cost and expense.  In addition, Tenant shall pay to Landlord, within ten (10) days after demand, from time to time, all other costs attributable to the fabrication, installation, insurance, lighting (if

14

applicable), maintenance and repair of Tenant’s name on the Signage Monument, plus a pro-rata share (determined by Landlord based upon the number of tenant signs on the Signage Monument) of the costs of maintenance, insurance, and repair of the Signage Monument.  Landlord shall have the right to relocate, redesign and/or reconstruct the Signage Monument from time to time.  The signage rights granted to Tenant under this Section 11.1: (A) are personal to the Original Tenant and any assignee to which Tenant’s entire interest in the Lease, as hereby amended, has been assigned pursuant to Paragraph 10(a) of the Addendum attached to the Original Lease; provided, however, that any name change on the Signage Monument to reflect the name of such assignee shall be subject to Landlord’s prior approval, which shall not be unreasonably withheld or delayed; and (B) shall only be available to and exercisable by the Original Tenant (or such assignee, as the case may be) when the Original Tenant (or such assignee, as the case may be) is in actual and physical possession of the entire Premises.  Upon termination or expiration of the Lease, as hereby amended, or upon the earlier termination of Tenant’s signage rights under this Section 11.1, Landlord shall have the right to permanently remove Tenant’s name from the Signage Monument and to restore and repair all damage to the Signage Monument resulting from such removal, and Tenant shall pay to Landlord, within ten (10) days after demand, all costs incurred in connection with such removal, restoration and repair.

11.2         No Other Signs.  Except for such identification sign permitted in Section 11.1 above, Tenant may not install any signs on the exterior or roof of the Building, the other existing buildings in the Project, the common areas of the Project or any other areas outside the Building.  Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from outside of the Building are subject to the prior approval of Landlord, in its sole and absolute discretion.

12.                                 Affiliates.  Any person or entity to which Tenant may enter into a transfer without the consent of Landlord as described in the second (2”) and third (3”1) sentences of Paragraph 10(a) of the Addendum attached to the Original Lease (herein referred to individually as an “Affiliate” and collectively as “Affiliates”) must have a tangible net worth equal to or greater than Tenant as of the date of such transfer in order to qualify as a permitted transfer thereunder.

13.                                 Landlord’s Address for Notices.  Landlord’s address for notices set forth in the Basic Lease Information of the Original Lease is hereby deleted in its entirety and replaced with the following:

c/o Legacy Partners Commercial, Inc.
4000 East Third Avenue, Suite 600
Foster City, California 94404-4805
Attention: Regional Vice President

with a copy to:

c/o Legacy Partners Commercial, Inc.
1150 Marina Village Parkway
Alameda, California 94501
Attention: Property Manager

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14.                                 Landlord Exculpation.  It is expressly understood and agreed that notwithstanding anything in the Lease, as hereby amended, to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and its members, partners, submembers and subpartners, and their respective officers, agents, property managers, servants, employees, and independent contractors (collectively, “Landlord Parties”) hereunder (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Project, and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

15.                                 Miscellaneous Deletions.  Paragraph 20 of the Addendum attached to the Original Lease is hereby deleted in its entirety and is of no further force and effect.

16.                                 Broker.  Tenant represents and warrants to Landlord that Tenant has not dealt with any broker in connection with this Second Amendment except for CM Realty (the “Broker”), and insofar as Tenant knows, no other broker negotiated or participated in the negotiations of this Second Amendment or is entitled to any commission in connection herewith.  Tenant agrees to indemnify, protect and defend Landlord against and hold Landlord harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commissions or equivalent compensation alleged to be owing on account of Tenant’s dealings with any real estate broker or agent, except for the Broker.

17.                                 No Further Modification.  Except as set forth in this Second Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

18.                                 Counterparts.  This Second Amendment may be executed in multiple counterparts, each of which is to be deemed original for all purposes, but all of which together shall constitute one and the same instrument.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have caused this Second Amendment to be duly executed by their duly authorized representatives as of the date first above written.

LANDLORD:	LEGACY PARTNERS I ALAMEDA, LLC,
a Delaware limited liability company,
Owner

	By:	Legacy Partners Commercial, L.P.,
a California limited partnership,
as Property Manager and Agent for Owner

	By:	Legacy Partners Commercial, Inc.,
its General Partner

	By:	/s/
	Name:	Rick Wada
	Its:	Senior Vice President

TENANT:	BERKELEY HEARTLAB, INC.,
a California corporation

	By:	/s/
	Name:	Warren A. Ambrose
	Title:	Chief Finance and Operations
Officer

	By:	/s/
	Name:	Jonathan Wolin
	Title:	General Counsel

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EXHIBIT A

DEPICTION OF SECOND EXPANSION SPACE

A-1

EXHIBIT B

TENANT WORK LETTER

This Tenant Work Letter (“Tenant Work Letter”) shall set forth the terms and conditions relating to the construction of the Premises.  All references in this Tenant Work Letter to “the Lease” shall mean the relevant portions of the Lease, as amended by the Second Amendment to which this Tenant Work Letter is attached as Exhibit “B”.

SECTION 1

BASE, SHELL AND CORE

Landlord has previously constructed the base, shell and core of the Building (collectively, the “Base, Shell and Core”), and Tenant shall accept the Base, Shell and Core in its current “As-Is” condition existing as of the date of the Second Amendment and the Second Expansion Space Commencement Date.  Except for the Tenant Improvement Allowance set forth below, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building or the Project.

SECTION 2

TENANT IMPROVEMENTS

2.1           Tenant Improvement Allowance.  Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount equal to Five Hundred Eighty-Seven Thousand Three Hundred Fifty Dollars ($587,350.00), for the costs relating to the initial design and construction of Tenant’s improvements which are permanently affixed to the Premises (the “Tenant Improvements”) and installed during the period (the “Improvement Period”) from and after the date of execution of the Second Amendment until the date which is six (6) months after the Second Expansion Space Commencement Date; provided, however, that Landlord shall have no obligation to disburse all or any portion of the Tenant Improvement Allowance to Tenant (i) with respect to any disbursement request made by Tenant for Tenant Improvements constructed or installed after the expiration of the Improvement Period, and (ii) with respect to any disbursement request made by Tenant after the date which is sixty (60) days after the expiration of the Improvement Period.  In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance.  Tenant shall not be entitled to receive any cash payment or credit against rent or otherwise for any unused portion of the Tenant Improvement Allowance which is not used to pay for the Tenant Improvement Allowance Items (as such term is defined below).  The portion of the Tenant Improvements that relate only to the Second Expansion Space are referred to herein as the “Second Expansion Space Tenant Improvements”.

2.2           Disbursement of the Tenant Improvement Allowance.

2.2.1        Tenant Improvement Allowance Items.  Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively, the “Tenant Improvement Allowance Items”):

2.2.1.1     payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Tenant Work Letter;

2.2.1.2     the payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3     the cost of materials and construction of the Tenant Improvements, including, without limitation, plumbing, heating and ventilation and cooling systems, flooring and floor coverings, contractors’ fees and general conditions, testing and inspection costs, costs of utilities, trash removal, parking and hoists, and the costs of after-hours freight elevator usage.

2.2.1.4     the cost of any changes in the Base, Shell and Core work when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5     the cost of any changes to the Construction Drawings or Tenant Improvements required by applicable laws;

2.2.1.6     sales and use taxes and Title 24 fees;

2.2.1.7     the “Coordination Fee,” as that term is defined in Section 4.2.2.2 of this Tenant Work Letter; and

2.2.1.8     all other reasonable, third party, out-of-pocket costs actually incurred and paid for by Landlord (as evidenced by invoices and paid receipts) in connection with the construction of the Tenant Improvements.

2.2.2        Disbursement of Tenant Improvement Allowance.  Subject to Section 2.1 above, during the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows:

2.2.2.1     Monthly Disbursements.  On or before the first (1st) day of each calendar month during the construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of the “Contractor,” as that term is defined in Section 4.1 below, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed, and demonstrating that the relationship between the cost of the work completed and the cost of the work to be completed complies with the terms of the “Construction Budget,” as that term is defined in Section 4.2.1 below; (ii) invoices from all of “Tenant’s Agents,” as that term is defined in Section 4.1.2 below, for labor rendered and materials delivered to the Premises; (iii) executed mechanic’s lien releases from all of Tenant’s Agents which shall comply with the appropriate provisions of California Civil Code Section 3262(d); and (iv) all other information reasonably requested by Landlord.  Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request.  On or before the twentieth (20th) day of the following calendar month, Landlord shall deliver a check to Contractor made payable to Contractor (and/or a separate check made payable directly to Tenant for that portion, if any, of the requested amount representing reimbursement to Tenant of amounts previously paid directly by Tenant from Tenant’s own funds to the Contractor, and/or the Architect and Engineers, which amounts shall be evidenced by invoices and paid receipts delivered by Tenant to Landlord concurrently with the delivery of any such request for disbursement) in payment of the lesser of (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”) and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not reasonably dispute any request for payment based on non-compliance of any work with the “Approved Working Drawings”, as that term is defined in Section 3.4 below, or due to any substandard work, or for any other reason; provided, however, if there is an Over-Allowance Amount required to be paid by Tenant pursuant to Section 4.2 below for any such disbursement, Landlord shall only be required to make a disbursement of the applicable portion of the Tenant Improvement Allowance in accordance with the foregoing equal to Landlord’s pro rata share of the Tenant Improvement Allowance applicable to such disbursement and only after Tenant has paid (or only if Tenant concurrently pays) Tenant’s pro rata share of the Over-Allowance Amount applicable to such disbursement.  For purposes hereof, Landlord’s pro rata share applicable to each such disbursement amount of the Tenant Improvement Allowance shall equal the percentage resulting from dividing the Tenant Improvement Allowance by the total cost of the Tenant Improvement Allowance Items as estimated in the Final Costs Statement delivered pursuant to Section 4.2 below, and Tenant’s pro rata share applicable to each such disbursement of the Over-Allowance Amount shall equal the Over-Allowance Amount divided by such total cost of the Tenant Improvement Allowance Items, subject to adjustment pursuant to the last sentence of Section 4.2.1 below.  Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

2.2.2.2     Final Retention.  Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable jointly to Tenant and Contractor shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), and (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, or the structure or exterior appearance of the Building.  Landlord shall make any such determination as to whether substandard work exists within ten (10) days following Landlord’s receipt from Tenant of notice of substantial completion of the Tenant Improvements.

2.2.2.3     Other Terms.  Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items.

2.2.3        Specifications for Building Standard Components.  Landlord has established specifications (the “Specifications”) for the Building standard components to be used in the construction of the Tenant Improvements in the Premises which Specifications have been received by Tenant.  Unless otherwise agreed to by Landlord, the Tenant Improvements shall comply with the Specifications.  Landlord may make changes to the Specifications from time to time; provided, however, that Landlord shall pay for the cost of revising the Construction Drawings to conform to such changes, if any, to the Specifications.

SECTION 3

CONSTRUCTION DRAWINGS

3.1           Selection of Architect/Construction Drawings.  Tenant shall retain, and Landlord hereby approves the retention of, Bums and Nettle (the “Architect”) as the architect/space planner to prepare the Construction Drawings.  Tenant shall retain the engineering consultants designated by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises.  The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings”. All Construction Drawings shall comply with the drawing format and specifications reasonably determined by Landlord, and shall be subject to Landlord’s approval.  Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith.  Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, compliance with applicable laws and building codes (collectively, “Code”) or other like matters.  Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

3.2           Final Space Plan.  Prior to the execution of the Second Amendment, Landlord and Tenant have approved a detailed space plan for the construction of the Tenant Improvements, a copy of which is attached hereto as Schedule 1 (the “Final Space Plan”).

3.3           Final Working Drawings.  Promptly following the mutual execution and delivery of the Second Amendment, Tenant shall cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises consistent with and based upon the Final Space Plan, and cause the Architect to compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits for the Tenant Improvements (collectively, the “Final Working Drawings”), and shall submit the same to Landlord for Landlord’s approval.  Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings.  Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect.  If Tenant is so advised, Tenant shall promptly (i) revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith, and (ii) deliver such revised Final Working Drawings to Landlord.

3.4           Approved Working Drawings.  The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of the Premises by Tenant.  After approval by Landlord of the Final Working Drawings, Tenant shall promptly submit the same to the appropriate governmental authorities for all applicable building permits.  Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy.  No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1           Tenant’s Selection of Contractor and Tenant’s Agents.

4.1.1        The Contractor.  Tenant has retained, and Landlord hereby approves, JAE (“Contractor”) as the general contractor to construct the Tenant Improvements.

4.1.2        Tenant’s Agents.  All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed; provided that, in any event, Tenant must contract with Landlord’s base building subcontractors for any mechanical, electrical, plumbing, life safety, structural, heating, ventilation, and air-conditioning work in the Premises.  If requested by Landlord, Tenant’s Agents shall all be union labor in compliance with the master labor agreements existing between trade unions and the local chapter of the Associated General Contractors of America.

4.2           Construction of Tenant Improvements by Tenant’s Agents.

4.2.1        Construction Contract; Cost Budget.  Prior to Tenant’s execution of the construction contract and general conditions with Contractor (the “Contract”), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed.  Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a written detailed cost breakdown (the “Final Costs Statement”), by trade, of the final costs to be incurred, or which have been incurred, as set forth more particularly in Section 2.2.1.1 through 2.2.1.8 above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor (which costs form a basis for the amount of the Contract, if any (the “Final Costs”).  The amount by which the Final Costs exceed the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements) is referred to herein as the “Over-Allowance Amount”.  With respect to each disbursement of Landlord’s pro rata portion of the Tenant Improvement Allowance required to be made by Landlord pursuant to Section 2.2.2.1 above, Tenant shall pay directly to the Contractor, no later than the date Landlord is required to disburse or pay such Landlord’s pro rata portion of the Tenant Improvement Allowance, Tenant’s pro rata share of such Over-Allowance Amount applicable to such disbursement as determined pursuant to Section 2.2.2.1 above.  In the event that, after the Final Costs have been delivered by Landlord to Tenant, the costs relating to the design and construction of the Tenant Improvements shall change, such changes shall be incorporated into the last approved Final Costs Statement and Landlord’s and Tenant’s pro rata share of such additional costs shall be adjusted to take into account such changes.

4.2.2        Tenant’s Agents.

4.2.2.1     Landlord’s General Conditions for Tenant’s Agents and Tenant  Improvement Work.  Tenant’s and Tenant’s Agents’ construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant and Tenant’s Agents shall not, in any way, interfere with, obstruct, or delay, the work of Landlord’s base building contractor and subcontractors with respect to the Base, Shell and Core or any other work in the Building or Project; (iii) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iv) Tenant shall abide by all rules made by Landlord’s Building contractor or Landlord’s Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements.

4.2.2.2     Coordination Fee.  Tenant shall pay a logistical coordination fee (the “Coordination Fee”) to Landlord in an amount equal to Twenty Thousand Dollars ($20,000.00), which Coordination Fee shall be for services relating to the coordination of the construction of the Tenant Improvements.

4.2.2.3     Indemnity.  Tenant’s indemnity of Landlord as set forth in the Lease, as amended by the Second Amendment, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment.

4.2.2.4     Insurance Requirements.

4.2.2.4.1          General Coverages.  All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease, as amended by the Second Amendment.

4.2.2.4.2          Special Coverages.  Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to the Lease, as amended by the Second Amendment, immediately upon completion thereof Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord, and in form and with companies as are required to be carried by Tenant as set forth in the Lease, as amended by the Second Amendment.

4.2.2.4.3          General Terms.  Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site.  All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance.  In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense.  All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents, and shall name as additional insureds Landlord’s Property Manager, Landlord’s Asset Manager, and all mortgagees and ground lessors of the Building and/or Project.  All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder.  Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder.  The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.3 of this Tenant Work Letter.

4.2.3        Governmental Compliance.  The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance

Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.2.4        Inspection by Landlord.  Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same.  Should Landlord disapprove any portion of the Tenant Improvements based on non-compliance thereof with applicable laws or the Approved Working Drawings, or due to any defects or substandard work, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved.  Any defects or deviations in the Tenant Improvements, and/or disapproval by Landlord of the Tenant Improvements in accordance with the foregoing, shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves any portion of the Tenant Improvements based on non-compliance thereof with applicable laws or the Approved Working Drawings, or due to substandard work, and such defect, deviation or other matter so disapproved by Landlord would adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or other Landlord disapproved matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or other Landlord disapproved matter is corrected to Landlord’s satisfaction.

4.2.5        Meetings.  Commencing upon the execution of the Second Amendment, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings.  One such meeting each month shall include the review of Contractor’s current request for payment.

4.3           Notice of Completion; Copy of “As Built” Plans.  Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation.  If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense.  At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, as amended by the Second Amendment, (C) to deliver to Landlord two (2) sets of sepias of such as-built drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (D) to deliver to Landlord a computer disk containing the Approved Working Drawings in AutoCAD format, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

4.4           Coordination by Tenant’s Agents with Landlord.  Upon Tenant’s delivery of the Contract to Landlord under Section 4.2.1 of this Tenant Work Letter, Tenant shall furnish Landlord with a schedule setting forth the projected date of the completion of the Tenant Improvements and showing the critical time deadlines for each phase, item or trade relating to the construction of the Tenant Improvements.

SECTION 5

SUBSTANTIAL COMPLETION OF THE SECOND EXPANSION SPACE TENANT
IMPROVEMENTS; TI FORCE MAJEURE DELAYS

5.1           Substantial Completion.  For purposes of the Second Amendment, “Substantial Completion of the Second Expansion Space Tenant Improvements” shall occur upon the completion of construction of the Second Expansion Space Tenant Improvements pursuant to the Approved Working Drawings which relate specifically to the Second Expansion Space Tenant Improvements, with the exception of (A) any punch list items (i.e., minor defects or conditions in the Second Expansion Space Tenant Improvements that do not materially and adversely interfere with Tenant’s use and occupancy of the Second Expansion Space for the permitted use set forth in the Lease, as amended by the Second Amendment, and (B) any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor in the Second Expansion Space.

5.2           TI Force Majeure Delays.  To the extent that Substantial Completion of the Second Expansion Space Tenant Improvements is actually delayed beyond September 1, 2007 as a result of any TI Force Majeure Delays (as defined below), then, subject to the provisions of Section 5.3 below, the Second Expansion Space Commencement Date shall be extended by the number of days of such TI Force Majeure Delays (but in no event shall the Second Expansion Space Commencement Date be delayed pursuant to this Section 5.2 beyond the date Tenant commences business operations in the Second Expansion Space).  For purposes hereof, “TI Force Majeure Delays” shall mean any actual delay in Substantial Completion of the Second Expansion Space Tenant Improvements beyond September 1, 2007 as a result of the following: fire, wind, damage or destruction to the Building, explosion, casualty, flood, hurricane, tornado, the elements, acts of God or the public enemy, strikes, sabotage, war, invasion, insurrection, rebellion, civil unrest, riots, or earthquakes, failure of utilities, inability to secure labor or materials or reasonable substitutions therefor or inability to secure permits and governmental inspections beyond the time period that would normally be required to secure such labor or materials or reasonable substitutions therefor or permits and inspections, as the case may be, on an objective basis by any other person or entity constructing improvements comparable to the Second Expansion Space Tenant Improvements.

5.3           Special Provisions.  Notwithstanding the foregoing provisions of Section 5.2 above to the contrary:

(i)            no TI Force Majeure Delay shall be deemed to have occurred with respect to any contended delay unless Tenant has delivered to Landlord written notice (the “Delay Notice”) specifying in reasonable detail the actions, inactions or circumstances Tenant claims constitute such TI Force Majeure Delay within three (3) business days after Tenant becomes aware of the occurrence of the action, inactions or circumstances; provided, however, in the event Tenant provides such Delay Notice after the expiration of such third (3rd) business day, the applicable TI Force Majeure Delay shall be deemed to have occurred (subject, however, to the following limitations in clauses (ii) and (iii) hereinbelow) commencing on the day that Tenant actually provides such applicable Delay Notice to Landlord; and

(ii)           no such extension of the Second Expansion Space Commencement Date shall occur to the extent the applicable TI Force Majeure Delay could have been avoided had Tenant used commercially reasonable efforts to avoid such delay and to adapt and compensate for such delay.

SECTION 6

MISCELLANEOUS

6.1           Tenant’s Representative.  Tenant has designated Douglas Robertson as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

6.2           Landlord’s Representative.  Landlord has designated Steve Haver as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

6.3           Time of the Essence in This Tenant Work Letter.  Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.  If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

6.4           Tenant’s Lease Default.  Notwithstanding any provision to the contrary contained in the Lease, as the amended by the Second Amendment, if an event of default by Tenant of this Tenant Work Letter or the Lease, as amended by the Second Amendment, has occurred at any time on or before the substantial completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law and/or in equity, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord).  In addition, if the Lease, as amended by the Second Amendment, is terminated prior to the Second Expansion

Space Commencement Date, for any reason due to a default by Tenant as described in Paragraph 13 of the Original Lease or under this Tenant Work Letter, in addition to any other remedies available to Landlord under the Lease, as amended by the Second Amendment, at law and/or in equity, Tenant shall pay to Landlord, as additional rent under the Lease, as amended by the Second Amendment, within five (5) days of receipt of a statement therefor, any and all costs (if any) incurred by Landlord (including any portion of the Tenant Improvement Allowance disbursed by Landlord) and not reimbursed or otherwise paid by Tenant through the date of such termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto.

SCHEDULE 1

FINAL SPACE PLAN

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[Attached]

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R & D BUILDING "L"

PARTITION PLAN

EXPANSION II

BERKELEY HEARTLAB INC.

960 ATLANTIC AVENUE
ALAMEDA CALIFORNIA

SPACE PLAN
SCHEME #9

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AMENDMENT NO. 3
TO
MARINA VILLAGE INDUSTRIAL GROSS LEASE

THIS AMENDMENT NO. 3 TO MARINA VILLAGE INDUSTRIAL GROSS LEASE (this “Third Amendment”) is made and entered into as of September 1, 2007, by and between LEGACY PARTNERS I ALAMEDA, a Delaware limited liability company (“Landlord”), and BERKELEY HEARTLAB, INC., a California corporation (“Tenant”).

RECITALS:

A.            Alameda Real Estate Investments, a California limited partnership (“Alameda”), and Tenant entered into that certain Marina Village Industrial Gross Lease dated as of August 20, 2004 (the “Original Lease”), pursuant to which Alameda leased to Tenant and Tenant leased from Alameda certain premises commonly known as Suite 100, containing approximately 20,131 rentable square feet of space (the “Original Premises”) located within that certain building located at 960 Atlantic Avenue (the “Building”), all as more particularly described in the Original Lease.

B.            Alameda and Tenant entered into that certain Marina Village Verification Memorandum dated as of August 20, 2004 (the “Verification Memorandum”), pursuant to which the parties, among other things, confirmed the Commencement Date, the Expiration Date and certain other terms relating to the Original Premises.

C.            Alameda and Tenant entered into that certain Amendment No. 1 to Marina Village Industrial Gross Lease dated as of March 7, 2005 (the “First Amendment”), pursuant to which the parties, among other things, expanded the Original Premises to include certain premises containing approximately 6,760 rentable square feet located within the Building and more particularly described in the First Amendment (the “Expansion Space”).  The Original Premises and Expansion Space are collectively referred to herein as the “Existing Premises”.

D.            Landlord succeeded to the interests of Alameda as landlord under the Original Lease, the Verification Memorandum and the First Amendment.

E.             Landlord and Tenant entered into that certain Amendment No. 2 to Marina Village Industrial Gross Lease dated as of May 30, 2007 (the “Second Amendment”), pursuant to which the parties, among other things, expanded the Existing Premises to include certain premises containing approximately 13,233 rentable square feet commonly known as Suite 102 and comprising the remainder of the rentable area of the Building (the “Second Expansion Space”).  The Original Lease, Verification Memorandum, First Amendment and Second Amendment are collectively referred to herein as the “Lease.”

F.             Except as otherwise set forth herein, all capitalized terms used in this Third Amendment shall have the same meaning as given such terms in the Lease.

G.            Landlord and Tenant desire to amend the Lease to confirm the Second Expansion Space Commencement Date, as hereinafter provided.

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NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Confirmation of Dates.  The parties hereby confirm that the Second Expansion Space Term commenced as of September 1, 2007 (the “Second Expansion Space Commencement Date”) for a term ending on October 31, 2014 (unless sooner terminated as provided in the Lease).

2.             No Further Modification.  Except as set forth in this Third Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, this Third Amendment to Lease has been executed as of the day and year first above written.

LANDLORD:

LEGACY PARTNERS I ALAMEDA, LLC, a Delaware limited liability company, Owner

By: Legacy Partners Commercial, L.P., a California limited partnership, as Property Manager and Agent for Owner

By: Legacy Partners Commercial, Inc., its General Partner

		By:	/s/ Debra Smith
		Name:	Debra Smith
		Its:	Executive Vice President

TENANT:

BERKELEY HEARTLAB, INC.,
a California corporation

	By:	/s/ Warren A. Ambrose
	Name:	Warren A. Ambrose
Title:Chief Finance and Operations Officer

	By:	/s/ Jonathan Wolin
	Name:	Jonathan Wolin
Title:General Counsel

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